Loan Agreement

Between

CHINDEX CHINA HEALTHCARE FINANCE, LLC

And

DEG – DEUTSCHE INVESTITIONS – UND ENTWICKLUNGSGESELLSCHAFT mbH

Dated January 8, 2008

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ANNEX A	PROJECT COST AND FINANCIAL PLAN
ANNEX B	ONSHORE BORROWER/PROJECT AUTHORIZATIONS
ANNEX C	INSURANCE REQUIREMENTS
ANNEX D	ANTI-CORRUPTION GUIDELINES FOR IFC TRANSACTIONS
SCHEDULE 1	FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY
SCHEDULE 2	FORM OF REQUEST FOR DISBURSEMENT
SCHEDULE 3	FORM OF DISBURSEMENT RECEIPT
SCHEDULE 4	FORM OF SERVICE OF PROCESS LETTER
SCHEDULE 5 (A)	MATTERS TO BE COVERED IN LOCAL COUNSEL’S LEGAL OPINION
SCHEDULE 6	FORM OF LETTER TO ONSHORE BORROWER’S AUDITORS
SCHEDULE 7	FORM OF ONSHORE BORROWER’S CERTIFICATION ON DISTRIBUTION OF DIVIDENDS
SCHEDULE 8	INFORMATION TO BE INCLUDED IN ANNUAL AND QUARTERLY REVIEW OF OPERATIONS
SCHEDULE 9	SPECIAL REPRESENTATIONS AND WARRANTIES
SCHEDULE 10	SPECIAL COVENANTS
SCHEDULE 11	SPECIAL CONDITIONS OF DISBURSEMENT
SCHEDULE 12	ANNUAL MONITORING REPORT (AMR)
EXHIBIT 1A	FORM OF SPV GUARANTEE AGREEMENT
EXHIBIT 1B	FORM OF ONSHORE BORROWER GUARANTEE AGREEMENT
EXHIBIT 2	FORM OF MORTGAGE AGREEMENT
EXHIBIT 3	FORM OF SHARE PLEDGE AGREEMENT
ANNEX AA	METHODOLOGY FOR DETERMINATION OF THE BASE FIXED RATE FOR EACH LOAN DISBURSEMENT
ANNEX BB	METHODOLOGY FOR CALCULATION OF REDEPLOYMENT COSTS

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LOAN AGREEMENT

LOAN AGREEMENT (the “Agreement”) dated January 8, 2007, between CHINDEX CHINA HEALTHCARE FINANCE, LLC., a limited liability company organized and existing under the laws of the State of Delaware of the United States of America (“SPV”); and DEG –Deutsche Investitions – und Entwicklungsgesellschaft mbH, (Registration No. HRB1005) a limited liability company organized and existing under the laws of the Federal Republic of Germany (“DEG”).

RECITALS

Chindex International Inc. (“Chindex”) is the owner of 100% of the membership interest in SPV;

Chindex will form a subsidiary, Beijing UFH (as defined below), to undertake the Beijing Project (as defined below) and will form a subsidiary, Guangzhou UFH (as defined below), to undertake the Guangzhou Project (as defined below);

Chindex has entered into a separate Loan Agreement with International Finance Corporation (“IFC”) under which IFC has agreed to loan (“the “IFC Loan”) Twenty-Five Million Dollars ($25,000,000) to finance the Projects;

Chindex has requested DEG to provide the loan described in this Agreement as additional financing for the construction, equipping and placing into operation by each Onshore Borrower (as defined below) of its Project and certain other costs and expenditures associated with the development by each Onshore Borrower of its Project;

Simultaneous with the execution of this Agreement Chindex is executing a Guarantee Agreement in the form of Exhibit 1A annexed hereto pursuant to which Chindex is guaranteeing the obligations of SPV and the Onshore Borrowers to DEG hereunder; and

DEG is willing to provide the loan to each Onshore Borrower upon the terms and conditions set forth in this Agreement.

ARTICLE I

Definitions and Interpretation

Section 1.01 Definitions.  Wherever used in this Agreement, the following terms have the meanings opposite them:

“Accounting Standards”	United States Generally Accepted Accounting Practices (“US GAAP”);
“Affiliate”
any Person directly or indirectly controlling, controlled by or under common control with, an Onshore Borrower (for purposes of this definition, “control” means the power to direct the management or policies of a Person, directly or

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indirectly, whether through the ownership of shares or other securities, by contract or otherwise, provided that the direct or indirect ownership of fifty  per cent (50%) or more of the voting share capital of a Person is deemed to constitute control of that Person, and “controlling” and “controlled” have corresponding meanings);

“Annual Monitoring Report”
the current annual monitoring report substantially in the form of Schedule 12 hereto setting out the specific social, environmental and developmental impact information to be provided by each Onshore Borrower in respect of its Project, as such form of Annual Monitoring Report may be amended or supplemented from time to time with IFC’s consent;

“Applicable S&E Law”
all applicable statutes, laws, ordinances, rules and regulations of the Country, including without limitation, licenses, permits or other governmental Authorizations setting standards concerning environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards or imposing liability for the breach thereof;

“Auditors”
BDO Seidman (“BDO”), or its affiliates, or, in the case of the Onshore Borrowers, Shanghai JaHwa Certified Public Accountants Co, Ltd, or its affiliates, or such other firm of recognized independent public accountants acceptable to DEG, that Chindex or the relevant Onshore Borrower, as applicable, appoints from time to time, subject to, in the case of the Onshore Borrowers, Section 5.01 (e) (Affirmative Covenants) of Schedule 10 hereto;

“Authority”
any national, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank);

“Authorization”
any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period;

“Authorized Representative”
any natural person who is duly authorized by the Onshore Borrower to act on its behalf for the purposes specified in, and whose name and a specimen of whose signature appear on, the Certificate of Incumbency and Authority most recently delivered by the Onshore Borrower to DEG;

“Base Fixed Rate”	for each Disbursement of each relevant Loan, the rate determined in accordance with Article II hereof, and with the methodology set out in Annex AA hereto;

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“Beijing Hospital”	the hospital and health care facility to be located in Beijing, as further described in a report dated October 2006, and revised from time to time by Chindex, provided to DEG;
“Beijing Project”
the construction, equipping and placing into operation of a hospital and health care facility to be located in Beijing, as further described in a report dated October 2006, and revised from time to time by Chindex, provided to DEG;

“Beijing UFH”	the entity to be established in Beijing, PRC to undertake the construction, equipping and operation of the Beijing Hospital;
“Business Day”	a day when banks are open for business in New York, New York and Beijing, PRC or, solely for the purpose of determining the applicable Interest Rate, London, England;
“CAO”	Compliance Advisor Ombudsman, the independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes;
“CAO’s Role”	(i) to respond to complaints by persons who have been or are likely to be directly affected by the social or environmental impacts of IFC projects; and

(ii)   to oversee audits of IFC’s social and environmental performance, particularly in relation to sensitive projects, and to ensure compliance with IFC’s social and environmental policies, guidelines, procedures and systems;

“Certificate of Incumbency and Authority”	a certificate provided to DEG by the relevant Onshore Borrower in the form of Schedule 1 hereto;
“Charters”	with respect to SPV, its certificate of formation, with respect to Chindex, its certificate of incorporation, and with respect to each of the Onshore Borrowers, its articles of association;
“Chindex International Inc.” or “Chindex”	a corporation organized and existing under the laws of the State of Delaware of the United States of America;
“Clinics”	means the following:
(i) the “Shunyi Clinic” located at No. 1 Lu, Nanxin Yuan, Likan Village, Tianzhu Town, Shunyi District, Beijing, China;
(ii) the “Jianguomen Clinic” located at Sub-level 1, Apartment Building of Beijing International Hotel Club, No. 21 Jianguomen Wai Street, Chaoyang District, Beijing, China;
(iii) the “SRC Minhang Clinic” located at 555 Jinfeng Road, Minhang District, Shanghai, China; and
(iv) any other medical clinic established or to be established by any of entities within the Group;
“Coercive Practice”	the impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party

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to influence improperly the actions of a party;
“Collusive Practice”	an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party;
“Consolidated” or “Consolidated Basis”	has the meaning provided in Section 1.02 (c) (Financial Calculations) hereof;
“Corrupt Practice”	the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party;
“Country”	the People’s Republic of China;
“Current Assets”
the aggregate of the Chindex’s or the relevant Onshore Borrower’s, as applicable, cash, investments classified as “held for trading”, investments classified as “available for sale”, trade and other receivables realizable within one year, inventories and prepaid expenses which are to be charged to income within one year;

“Current Liabilities”
the aggregate of all Liabilities of Chindex or the relevant Onshore Borrower, as applicable, falling due on demand or within one year (including the portion of Long term Debt falling due within one year);

“Current Ratio”
the result obtained by dividing Current Assets of such Person (less prepaid expenses) by Current Liabilities of such Person. For the purposes of calculating this ratio for Chindex, the balance in the Sinking Fund Account (as defined in the IFC RMB Loan Agreement dated October 10, 2005) shall be deducted from Current Assets and any payment due on the Sinking Fund Account within one year shall be added to Current Liabilities;

“DEG Security”	the security created by or pursuant to the Security Documents to secure all amounts owing by the relevant Onshore Borrower to DEG under the Local Loan Agreements;
“Derivative Transaction”	any swap agreement, cap agreement, collar agreement, futures contract, forward contract or similar arrangement with respect to interest rates, currencies or commodity prices;
“Disbursement”	any disbursement of the Loan;
“Disbursement Interest Rate”	for each Disbursement, a rate of interest equal to the sum of:
(i) the Spread; and
(ii) the Base Fixed Rate;
“Dollars” and “$”	the lawful currency of the United States of America;
“EBITDA”
for the year most recently ended for which Annual Reviewed Combined Financial Statements of such Person are available, Net Income plus the sum of interest expense, income taxes, extraordinary items, depreciation, amortization and any other non-cash expenses (to the extent each was deducted in the

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calculation of Net Income);
“ESRS”
the  Environmental and Social Review Summary dated July 18, 2007, which sets out specific social and environmental measures as actions to be undertaken by the relevant Onshore Borrower to enable the Project to comply with the Performance Standards, as such may be amended or supplemented from time to time with IFC’s consent;

“Event of Default”	any one of the events specified in Section 6.02 (Events of Default) hereto;
“Financing Documents”	collectively:
(i) this Agreement (or the Local Loan Agreements, as applicable);
(ii) the Share Retention Agreement; and
(iii) the Security Documents;
“Financial Debt”	any indebtedness of Chindex or the relevant Onshore Borrower, as applicable, for or in respect of:
(i) borrowed money;

(ii)          the outstanding principal amount of any bonds, debentures, notes, loan stock, commercial paper, acceptance credits, bills or promissory notes drawn, accepted, endorsed or issued by Chindex or such Onshore Borrower, as applicable;

(iii)         the deferred purchase price of assets or services (except trade accounts incurred and payable in the ordinary course of business to trade creditors within ninety (90) days of the date they are incurred and which are not overdue);

(iv)         non-contingent obligations of Chindex or the relevant Onshore Borrower, as applicable, to reimburse any other person for amounts paid by that person under a letter of credit or similar instrument (excluding any letter of credit or similar instrument issued for the benefit of Chindex or the relevant Onshore Borrower, as applicable, with respect to trade accounts that are payable in the ordinary course of business within ninety (90) days of the date of determination and which are not overdue);

(v) the amount of any Liability in respect of any Financial Lease;

(vi)         amounts raised under any other transaction having the financial effect of a borrowing and which would be classified as a borrowing (and not as an off-balance sheet financing) under the Accounting Standards;

(vii) the amount of Chindex’s or the relevant Onshore Borrower’s, as applicable, obligations under derivative transactions entered into in connection

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with the protection against or benefit from fluctuation in any rate or price (but only the net amount owing by Chindex or such Onshore Borrower, as applicable, after marking the relevant derivative transactions to market);

(viii) any premium payable on a redemption or replacement of any of the foregoing items; and
(ix) the amount of any liability in respect of any guarantee or indemnity for any of the foregoing items incurred by any other person;
“Financial Lease”	any lease or hire purchase contract which would, under the Accounting Standards, be treated as a finance or capital lease;
“Financial Plan”	the proposed sources of financing for the Project as set out in Annex A (Project Cost and Financial Plan);
“Financial Year”
the accounting year of Chindex, or the relevant Onshore Borrower commencing each year on April 1 and ending on the following March 31, or such other period as Chindex or such Onshore Borrower, with DEG’s consent, from time to time designates as its accounting year;

“Fraudulent Practice”	any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial benefit or to avoid an obligation;
“Grace Period”
in respect of each Loan, the period commencing on the date of first Disbursement of that Loan and ending on the date which is three years and three calendar months following the date of such first Disbursement;

“Group”	collectively, Chindex, SPV the Onshore Borrowers, Beijing United Family Health Center, Shanghai United Family Hospital, and any of their present or future Subsidiaries or Affiliates;
“Guangzhou Hospital”	the hospital and health care facility to be located in Guangzhou, as further described in a report dated October 2006, and revised from time to time by Chindex, provided to DEG;
“Guangzhou Project”
the construction, equipping and placing into operation of a hospital and health care facility to be located in Guangzhou, as further described in a report dated October 2006, and revised from time to time by Chindex, provided to DEG;

“Guangzhou UFH”	the entity to be established in Guangzhou, PRC to undertake the construction, equipping and operation of the Guangzhou Hospital;
“Guarantee Agreement”
means each of the Guarantee Agreements entitled “Guarantee Agreement” between Chindex and DEG pursuant to which Chindex will guaranty the obligations to DEG of (i) SPV under this Agreement, which Guarantee

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Agreement shall be substantially in the form of Exhibit 1A hereto, or (2) the respective Onshore Borrower under the Local Loan Agreement between DEG and such Onshore Borrower, which Guarantee Agreement shall be in the Loan of Exhibit 1B hereto.

“Hospitals”	the Beijing Hospital and the Guangzhou Hospital;
“IFC”	International Finance Corporation an international organization established by Articles of Agreement among its members countries including the country;
“IFC Loan”	the loan to be granted by IFC to Chindex and the Onshore Borrowers for the primary purpose of financing the Projects;
“IFC Loan Agreement”	the Loan Agreement dated as of December 10, 2007 between Chindex International Inc. and IFC
“IFC RMB Loan”	the loan granted by IFC pursuant to the RMB Loan Agreement;
“IFC RMB Loan Agreement”
the “RMB Loan Agreement” signed among IFC on the one hand, and Beijing United Family Health Center and Shanghai United Family Hospital, Inc. (as co-Onshore Borrowers) on the other hand, dated October 10, 2005;

“Increased Costs”
the amount certified in an Increased Costs Certificate to be the net incremental costs of, or reduction in return to, DEG in the Loan to any Onshore Borrower in connection with the making or maintaining of such Loan that result from:

(i) any change in any applicable law or regulation or directive (whether or not having the force of law) or in its interpretation or application by any Authority charged with its administration; or
(ii) compliance with any request from, or requirement of, any central bank or other monetary or other Authority;
which, in either case, after the date of this Agreement:
(A) imposes, modifies or makes applicable any reserve, special deposit or similar requirements against assets held by, or deposits with or for the account of, or loans made by, DEG;
(B) imposes a cost on DEG as a result of DEG having made such Loan or reduces the rate of return on the overall capital of DEG that it would have achieved, had DEG not made such Loan;
(C) changes the basis of taxation on payments received by DEG in respect of such Loan (otherwise than by a change in taxation of the overall net income of DEG, if any); or
(D) imposes on DEG any other condition regarding the making or maintaining of such Loan;

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“Increased Costs Certificate”	a certificate provided from time to time by DEG to the applicable Onshore Borrower, certifying:
(i) the circumstances giving rise to the Increased Costs;
(ii) that the costs of DEG have increased or the rate of return has been reduced;
(iii) that, DEG, in DEG’s reasonable opinion, exercised reasonable efforts to minimize or eliminate the relevant increase or reduction, as the case may be; and
(iv) the amount of Increased Costs;
“Interest Payment Date”	in respect of each respective Loan, and in respect of each year, the following dates:
(i) the first Interest Payment Date shall be the 15th day of the month occurring on or after the date of completion of the Grace Period; and
(ii) each Interest Payment Date thereafter shall be the numerically corresponding date falling six calendar months after the immediately preceding Interest Payment Date;
“Interest Rate”	for any particular Onshore Borrower, beginning on the Loan Consolidation Date, the rate at which interest is payable on the Loan, as determined in accordance with Article II;
Interest Rate Setting Date”	for each Disbursement, the date on which the Base Fixed Rate is set pursuant to Section 2.03 (d)
“Joint Venture Agreements”	the proposed joint venture agreements to be entered into between Chindex for the incorporation of the Beijing UFH and Guangzhou UFH, respectively;
“Liabilities”	the aggregate of all obligations (actual or contingent) of Chindex or the relevant Onshore Borrower, as applicable, to pay or repay money, including, without limitation:
(i) Financial Debt;

(ii)          the amount of all liabilities of Chindex or such Onshore Borrower, as the case may be, (actual or contingent) under any conditional sale or a transfer with recourse or obligation to repurchase, including, without limitation, by way of discount or factoring of book debts or receivables;

(iii) taxes (including deferred taxes);

(iv)         trade accounts that are payable in the ordinary course of business within ninety (90) days of the date they are incurred and which are not overdue (including letters of credit or similar instruments issued for the benefit of Chindex or such Onshore Borrower, as the case may be, with respect to such trade accounts);

(v) accrued expenses, including wages and other amounts due to employees and other services providers;
(vi) the amount of all liabilities of Chindex or such

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Onshore Borrower, as the case may be, howsoever arising to redeem any of its shares; and

(vii)        to the extent not included in the definition of Financial Debt, the amount of all liabilities of any person to the extent Chindex or such Onshore Borrower, as the case may be, guarantees them or otherwise obligates itself to pay them;

“Liabilities to Tangible Net Worth Ratio”
the result obtained by dividing Liabilities of such Person by Tangible Net Worth of such Person. For the purpose of calculating this ratio based on the Consolidated Financial Statements of Chindex, (i) the balance of the Sinking Fund Account will be deducted from the DEG Loan amount outstanding for the purposes of the Liabilities calculation and the balance in the Sinking Fund Account will be deducted from Tangible Net Worth in the Tangible Net Worth calculation; (ii) prior to Maturity,  the Tranche B Notes and Tranche C notes as defined in the Securities Purchase Agreement by and among Chindex and Magenta Magic Limited dated November 7, 2007 shall be deducted from the Liabilities and added to Tangible Net Worth; and (iii) the letters of credit for the medical product division of Chindex up to five million US dollars shall be excluded from the Liabilities.

“Lien”
any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, right of set-off, counterclaim or banker’s lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law;

“Loan”	for each Onshore Borrower, the loan specified in Section 2.01(a) (The Loan) or, as the context requires, its principal amount from time to time outstanding;
“Loan Consolidation Date”
for any particular Onshore Borrower, the first Interest Payment Date after the Loan  for that Onshore Borrower has been fully disbursed (or the undisbursed balance of the relevant Loan  has been canceled);

“Loan Currency”	Dollars or $;
“Local Loan Agreement”	has the meaning ascribed to that term in Section 4.02(b) (Loan Agreements with Onshore Borrowers).
“Long-term Debt”	that part of Financial Debt whose final maturity, by its terms or terms of any agreement relating to it, falls due more than one year after the date it is incurred;
“Management Contract”	the management agreements to be entered into between Chindex and each of the respective Onshore Borrowers;

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“Material Adverse Effect”	a material adverse effect on:
(i) the Onshore Borrower, its assets or properties;
(ii) the Onshore Borrower’s business prospects or financial condition;

(iii)         with respect to each Onshore Borrower, the implementation of the Project of such Onshore Borrower, the Financial Plan of such Onshore Borrower or the carrying on of such Onshore Borrower’s business or operations; or

(iv) the ability of the Onshore Borrower to comply with its obligations under this Agreement, or under any other Transaction Document or Project Document to which it is a party;
“Mortgage Agreements”
the agreements entitled “Mortgage Agreement” to be entered into between DEG and each of the Onshore Borrowers, pursuant to which, to the extent permitted by applicable law and reasonably customary for such document in the Country, and, subject to Section 4.01(k) hereof, such Onshore Borrower shall create a  first ranking mortgage over all present and future (i)  immovable assets of such Onshore Borrower, including all granted land use rights of such Onshore Borrower, buildings and other rights of such Onshore Borrower associated with these assets; and (ii) machinery and equipment of such Onshore Borrower, and, in each case, in substantially the form of Exhibit 2  attached hereto;

“Net Income”
for any Financial Year, the excess (if any) of gross income over total expenses (provided that income taxes shall be treated as part of total expenses) appearing in the audited financial statements for such Financial Year;

“Non-Cash Items”
for any Financial Year, the net aggregate amount (which may be a positive or negative number) of all non-cash expenses and non-cash credits which have been subtracted or, as the case may be, added in calculating Net Income during that Financial Year, including, without limitation, depreciation, amortization, deferred taxes, provisions for severance pay of staff and workers, provision for bad debt, bad debt write off and credits resulting from revaluation of the assets’ book value;

“Obstructive Practice”
(i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its

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knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice;

“Onshore Borrower Guarantee Agreement”
means each agreement entitled “Guarantee Agreement” between Chindex and DEG pursuant to which Chindex shall guarantee the payment obligations of each Onshore Borrower under its respective Local Loan Agreement, such Guarantee Agreement in each case to be substantially in the form of Exhibit 1B hereto;

“Onshore Borrowers”	Beijing UFH and Guangzhou UFH or either of them as the context may require;
“PRC”	The People’s Republic of China
“Peak Debt Service Coverage Ratio”	the ratio obtained by dividing:

(i)           the aggregate, for the Financial Year most recently ended prior to the relevant date of calculation for which audited financial statements are available, of Chindex’s or the relevant Onshore Borrower’s, as applicable, (A) Net Income, (B) Non-Cash Items and (C) the amount of all payments that were due during that Financial Year on account of interest and other charges on Financial Debt (to the extent deducted from Net Income);

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(ii)          the aggregate of (A) the highest aggregate amount, in any financial year after the financial year described in clause (i) above until the final scheduled maturity of the DEG Loan, of all scheduled payments (including payments to be made to the Sinking Fund Account pursuant to Section 6.01(d) of the IFC RMB Loan Agreement and the difference between the final balloon payment the scheduled balance in the Sinking Fund Account) falling due on account of principal of Long-term Debt and interest and other charges on all Financial Debt and (B) without double counting any payment already counted in the preceding sub-clause (A), any payment required to be made to any debt service account in such financial year under the terms of any agreement providing for Financial Debt;

where, for the purposes of clause (ii) above:
(x) subject to sub-clause (y), for the computation of interest payable during any period for which the applicable rate is not yet determined, that

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interest shall be computed at the rate in effect at the time of the relevant date of calculation;

(y)          interest on Short-term Debt in such Financial Year shall be computed by reference to the aggregate amount of interest thereon paid during the Financial Year in which the relevant date of calculation falls up to the end of the period covered by the latest quarterly financial statements prepared by Chindex or the relevant Onshore Borrower, as applicable, multiplied by a factor of 4, 2 or 4/3 depending on whether the computation is made by reference to the financial statements for the first quarter, the first two quarters or the first three quarters, respectively; and

“Performance Standards”
IFC’s Performance Standards on Social & Environmental Sustainability, dated April 30, 2006, copies of which have been delivered to and receipt of which has been acknowledged by Chindex in a letter dated July 18, 2007;

“Person”
any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Potential Event of Default”	any event or circumstance which would, with notice, lapse of time, the making of a determination or any combination thereof, become an Event of Default;
“Project”	the Beijing Project and the Guangzhou Project, or either one of them as the context may require;
“Project Physical Completion Date”	in respect of each of the Projects, the date in which the following requirements have been fully satisfied:
(i) no Event of Default or Potential Event of Default with respect to the applicable Onshore Borrower has occurred and is continuing;
(ii) the facilities included in the applicable Project have been completed and available for use by the applicable Onshore Borrower;
(iii) the Hospital included in the applicable Project has been operational and generating revenues for three (3) consecutive months;

(iv)         there are no material outstanding claims by contractors or supplier in respect of the construction of the applicable Project (other than claims being contested in good faith and with respect to which the applicable Onshore Borrower has made adequate reserves, such reserves to be reasonably determined by such Onshore Borrower in accordance with

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applicable accounting practices) that has or could be reasonably expected to have a Material Adverse Effect and for which provisions have not been made;
(v) the business license and the medical facility practicing permit required for the operation of such Project has been obtained;

(vi)         the sites, equipment and facilities comprising such Project have been acquired, developed, constructed and are operational in a manner consistent with the applicable requirements of the Performance Standards;

(vii) the applicable Onshore Borrower’s working capital is not less than the working capital set forth in Annex A (Project Cost and Financial Plan);

(viii)       the applicable Onshore Borrower has delivered to DEG a notice, signed by an Authorized Representative, certifying that the requirements set out in paragraphs (i) through (vii) above are fulfilled and DEG has not notified the Onshore Borrower that it disputes the certifications made therein;

“Project Cost”	the total estimated cost of the Project, as set forth in Annex A (Project Cost and Financial Plan);
“Project Documents”	collectively:
(a) the Management Contracts; (b) the Joint Venture Agreements; (c) the Charters;
“Prospective Debt Service Coverage Ratio”	the ratio obtained by dividing:

(i)           the aggregate, for the Financial Year most recently ended prior to the relevant date of calculation for which audited financial statements are available, of the Onshore Borrower’s (A) Net Income, (B) Non-Cash Items and (C) the amount of all payments that were due during that Financial Year on account of interest and other charges on Financial Debt (to the extent deducted from Net Income);

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(ii)          the aggregate of (A) all scheduled payments (including, in the case of the loan made under the IFC RMB Loan Agreement, payments to be made to the Sinking Fund Account pursuant to Section 6.01(d) of the IFC RMB Loan Agreement and the difference between the final balloon payment of such loan and the scheduled balance in the Sinking Fund Account) that fall due during the financial year in which the relevant date of calculation falls on account of

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principal of Long-term Debt and interest and other charges on all Financial Debt and (B) without double counting any payment already counted in the preceding sub-clause (A), any payment made or required to be made to any debt service account under the terms of any agreement providing for Financial Debt;

where, for the purposes of clause (ii) above:

(x)          subject to sub-clause (y) below, for the computation of interest payable during any period for which the applicable rate is not yet determined, that interest shall be computed at the rate in effect at the time of the relevant date of calculation; and

(y)          interest on Short-term Debt payable in the Financial Year in which the relevant date of calculation falls shall be computed by reference to the aggregate amount of interest thereon paid during that Financial Year up to the end of the period covered by the latest quarterly financial statements prepared by the Onshore Borrower multiplied by a factor of 4, 2 or 4/3 depending on whether the computation is made by reference to the financial statements for the first quarter, the first two quarters or the first three quarters, respectively;

“Prospective Debt Service and Capital Expenditure Coverage Ratio”	the ratio obtained by dividing:

(i)           the aggregate, for the Financial Year most recently ended prior to the relevant date of calculation for which audited financial statements are available, of (A) Net Income for that Financial Year, (B) Non-Cash Items and (C) the amount of all payments that were due during that Financial Year on account of interest and other charges on Financial Debt (to the extent deducted from Net Income);

  after deducting from that aggregate the amount of capital expenditure actually expended to that date or as projected for the entire Financial Year for the Financial Year in which the relevant date of calculation falls;

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(ii) the aggregate of (A) all scheduled payments (including, in the case of the IFC RMB Loan, payments to be made to the Sinking Fund Account

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pursuant to  Section 6.01 (d) of the RMB Loan Agreement and the difference between the final balloon payment the scheduled balance in the Sinking Fund Account)  that fall due during the Financial Year in which the relevant date of calculation falls on account of principal of Long-term Debt and interest and other charges on all Financial Debt and (B) without double counting any payment already counted in the preceding sub-clause (A), any payment made or required to be made to any debt service account under the terms of any agreement providing for Financial Debt (excluding voluntary prepayments);

where, for the purposes of clause (ii) above:

(x)          subject to sub-clause (y) below, for the computation of interest payable during any period for which the applicable rate is not yet determined, that interest shall be computed at the rate in effect at the time of the relevant date of calculation; and

(y)          interest on Short-term Debt payable in the Financial Year in which the relevant date of calculation falls shall be computed by reference to the aggregate amount of interest thereon paid during that Financial Year up to the end of the period covered by the latest quarterly financial statements prepared by the Onshore Borrower multiplied by a factor of 4, 2 or 4/3 depending on whether the computation is made by reference to the financial statements for the first quarter, the first two quarters or the first three quarters, respectively;

“Relevant Spread”	2.75% per annum provided that the Relevant Spread shall be reduced to:
(i) 2.50% from and as of the date on which the Project Physical Completion Dates in respect of both Projects have been attained; and

(ii)          provided that the Project Physical Completion Dates of both Projects have been attained, 2.00% from and as of the date on which BDO has issued written confirmation (the “Confirmation”) to DEG that all of the following ratios have been satisfied based on the most recent financial statements of Chindex (calculated on a Consolidated Basis) (the “Confirmation Date”):

(a) the Current Ratio is at least 1.5;
(b) the Peak Debt Service Coverage Ratio is not

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less than 1.2; and
(c) the Prospective Debt Service Coverage Ratio will be greater than 1.7.

Such reduction in the Relevant Spread shall be effective on the date immediately succeeding the Confirmation Date, provided that there has been no manifest error in the Confirmation. For each such reduction in the Relevant Spread, DEG shall issue written notice to the Onshore Borrower of the reduction, along with confirmation of the date on which such reduction shall apply;

“RMB”	the lawful currency of the Country;
“Sanctionable Practice”
any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms are defined herein and interpreted in accordance with the Anti-Corruption Guidelines attached to this Agreement as Annex D;

“S&EA”	the social and environmental assessments prepared by the Onshore Borrower in accordance with the Performance Standards;
“S&E Management System”	the Onshore Borrower’s social and environmental management system enabling it to identify, assess and manage Project risks on an ongoing basis;
“Security Documents”	the documents providing for the DEG Security consisting of:
(i) the Mortgage Agreement;
(ii) the Share Pledge Agreement; and
(iii) the Guarantee Agreement;
“Security Sharing Agreement”	the agreement entitled “Security Sharing Agreement” to be entered into between DEG and IFC, (the other senior secured creditor providing the loan financing included in the Financial Plan);
“Share Pledge Agreement”
the agreements entitled “Share Pledge Agreement” to be entered into between Chindex and DEG, (a) pursuant to which, to the extent permitted by applicable law and reasonably customary for such document in the Country, and, subject to Section 4.01(k) hereof, Chindex shall create a first ranking pledge over all of its equity interest in each of the Onshore Borrowers in favor of DEG to secure such Onshore Borrower’s payment obligations to DEG, (b) providing for its termination in the event that (i) such Onshore Borrower’s Project Physical Completion Date has been achieved, (ii) the aggregate cash generation from such Onshore Borrower for the preceding four quarters was at least $2,5000,000, and (iii) the Peak Debt Service Ratio based on the most recent Chindex Consolidated Financial Statements is not less than 1.2, and, (c) in substantially the form of Exh-ibit  3attached hereto;

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“Share Retention Agreement”
the agreement entitled “Share Retention Agreement” to be entered in to between Roberta Lipson (the “Major Shareholder”) and DEG, pursuant to which during the Restricted Period, the Major Shareholder shall not, directly or indirectly, sell, transfer, assign, or otherwise dispose of (“Transfer”) any shares of Class B Common Stock owned by her in Chindex or any right, title or interest therein or thereto to any third party, except that the Major Shareholder shall have the right to Transfer no more than 20,000 shares of Class B Common Stock owned by her in Chindex as of date hereof to a trust  or trusts to be created for the benefit of any child, or children, of the Major Shareholder, provided, that the voting power of the above-mentioned trust(s) shall be retained by the Major Shareholder and such trust(s) shall be subject to the same restrictions as the Major Shareholder under this Agreement.

For the purposes of the foregoing, the term “Restricted Period” means the period commencing from the date of this Agreement until the earlier of:
(i) in the event that both Hospitals are to be constructed and opened for operation, then the earlier of:
(x) two years have elapsed since the official commencement of operation by both of the Hospitals; or

(y)  one year has elapsed since both Hospitals have respectively achieved a break-even EBITDA for any 12-month period ending on a date that is the last day of a fiscal quarter as evidenced by audited Financial Statements for such period; or

(z) the fifth anniversary of the date of this Agreement;
OR
(ii) in the event that only one Hospital is to be constructed and opened for operation, then the earlier of:
(x) two years have elapsed since the official commencement of operation by such Hospital, or

(y)  one year has elapsed since such Hospital has achieved a break-even EBITDA for any 12-month period ending on a date that is the last day of a fiscal quarter as evidenced by audited Financial Statements for such period, or

(z) the fifth anniversary of the date of this

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Agreement;
“Short term Debt”	all Financial Debt other than Long term Debt;
“Sinking Fund Account”	the bank account opened and maintained by each of Beijing United Family Health Center and Shanghai United Family Hospital Inc. pursuant to the terms and conditions of the IFC RMB Loan Agreement;
“Subsidiary”	with respect to a Person, an Affiliate over 50% of whose capital is owned, directly or indirectly, by such Person;
“Tangible Net Worth”	the aggregate of:
(i) (A) the amount paid up or credited as paid up on the share capital of Chindex or the relevant Onshore Borrower, as the case may be; and

     (B)     the amount standing to the credit of the reserves of Chindex or the relevant Onshore Borrower, as the case may be (including, without limitation, any share premium account, capital redemption reserve funds and any credit balance on the accumulated profit and loss account);

after deducting from the amounts in (A) and (B):

(x)      any debit balance on the profit and loss account or impairment of the issued share capital of Chindex or the relevant Onshore Borrower, as the case may be (except to the extent that deduction with respect to that debit balance or impairment has already been made);

(y) amounts set aside for dividends or taxation (including deferred taxation); and
(z) amounts attributable to capitalized items such as goodwill, trademarks, deferred charges, licenses, patents and other intangible assets; and

(ii)          if applicable, that part of the net results of operations and the net assets of any Subsidiary of Chindex or the relevant Onshore Borrower, as the case may be, attributable to interests that are not owned, directly or indirectly, by Chindex or the relevant Onshore Borrower, as the case may be;

“Taxes”	any present or future taxes, withholding obligations, duties and other charges of whatever nature levied by any Authority;
“Transaction Documents”	together, the Financing Documents, the Security Documents, the Security Sharing Agreement and the Share Retention Agreement;
“World Bank”	the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries.

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Section 1.02 Financial Calculations.  (a)  All financial calculations to be made under, or for the purposes of, this Agreement shall be made in accordance with the Accounting Standards and, except as otherwise required by a provision of this Agreement, shall be calculated from the then most recent consolidated quarterly financial statements delivered to DEG or, where those statements are with respect to the last quarter of a of a Financial Year then, at DEG’s option, from the consolidated audited financial statements for the relevant Financial Year. Any Material Adverse Effect that occurs after the end of the period covered by the financial statements used to make the relevant financial calculations shall also be taken into account in calculating the relevant figures.

(b) Where quarterly financial statements from the last quarter of a Financial Year are used for the purpose of making certain financial calculations then, at DEG’s option, those calculations may instead be made from the audited financial statements for such Financial Year.

(c) If a financial calculation is to be made under or for the purposes of this Agreement or any other Transaction Document on a Consolidated Basis, that calculation shall be made by reference to the sum of all amounts of similar nature reported in the relevant financial statements of each of the entities whose accounts are to be consolidated with the accounts of Chindex or the applicable Onshore Borrower, as the case may be, plus or minus the consolidation adjustments customarily applied to avoid double counting of transactions among any of those entities, including Chindex or the applicable Onshore Borrower, as the case may be.

Section 1.03 Interpretation.  In this Agreement, unless the context otherwise requires:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to an Annex, Article, party, Schedule or Section is a reference to that Article or Section of, or that Annex, party or Schedule to, this Agreement;

(d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

(e) a reference to a party to any document includes that party’s successors and permitted assigns.

Section 1.04 Business Day Adjustment.  (a) When an Interest Payment Date is not a Business Day, then the interest payable or such Interest Payment Date shall be payable on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

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(b) When the day on or by which a payment is due to be made is not a Business Day, that payment shall be made on or by the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

ARTICLE II

The Loan

Section 2.01 The Loan.  (a) Subject to the provisions of this Agreement, DEG agrees to lend to each Onshore Borrower according to its respective Onshore Allocation, an aggregate amount of Twenty Million Dollars ($20,000,000) (the “Total Loan Amount”) which shall be guaranteed by Chindex pursuant to the Onshore Borrower Guarantee Agreement. The rights and obligations of Chindex and each of the Onshore Borrowers shall be several, not joint.

(b) The Total Loan Amount shall be allocated between the Onshore Borrowers in accordance with a notice delivered by Chindex prior to the execution of the Local Loan Agreements (each, an “Onshore Allocation” or the “Loans”).  Unless with the express written consent of DEG, a single Onshore Allocation for an Onshore Borrower shall not exceed sixty percent (60%) of the Total Loan Amount.

(c) Each such Onshore Allocation shall be disbursed directly to the to applicable Onshore Borrower.  In no event shall the sum of the two Onshore Allocations exceed the Total Loan Amount.

Section 2.02 Disbursement Procedure.  (a)  Each Onshore Borrower may request Disbursements of its Loan by delivering to DEG, at least ten (10) Business Days prior to the proposed date of disbursement, a Disbursement request substantially in the form of Schedule 2.

(b) All Disbursements of the Loan for a particular Onshore Borrower shall be made directly to the applicable Onshore Borrower. The maximum aggregate amount of Disbursements to a single Onshore Borrowers shall not exceed such Onshore Borrower’s Onshore Allocation. Each Disbursement shall be made by DEG at a bank in New York, New York for further credit to the relevant Onshore Borrower’s account at a bank in the Country, or any other place acceptable to DEG, all as specified by Chindex or such Onshore Borrower in the relevant Disbursement request.

(c) Each Disbursement (other than the last one) in respect of an Onshore Allocation shall be made in an amount of not less than $4,000,000. No more than two (2) Disbursements may be requested in respect of each Onshore Allocation.

(d) The relevant Onshore Borrower shall deliver to DEG a receipt, substantially in the form of Schedule 3, within five (5) Business Days following each Disbursement to such Onshore Borrower.

Section 2.03 Interest.  Subject to the provisions of Section 2.04 (Default Rate Interest), the each Onshore Borrower shall pay interest on its Loan in accordance with this Section 2.03:

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(a) Interest on the Loan for a relevant Onshore Borrower shall accrue from day to day, be prorated on the basis of a 360 day year for the actual number of days in the relevant period and be payable, subject to Section 1.04 (Business Day Adjustment), in arrears on each Interest Payment Date; provided that with respect to any Disbursement made less than fifteen (15) days before an Interest Payment Date, interest on that Disbursement shall be payable commencing on the second Interest Payment Date following the date of that Disbursement.

(b) Up to the Loan Consolidation Date, an Onshore Borrower shall pay interest on the amount of each Disbursement outstanding from time to time at the Disbursement Interest Rate applicable to that Disbursement.

(c) For the purpose of determining the Disbursement Interest Rate applicable to each Disbursement, DEG shall, on the relevant Interest Rate Setting Date, determine the Base Fixed Rate for that Disbursement using the methodology set out in Annex AA, add the Relevant Spread and promptly notify the Onshore Borrower of the Disbursement Interest Rate applicable to that Disbursement.

(d) For each Disbursement, the Onshore Borrower shall specify the date on which to determine the applicable Base Fixed Rate, which date shall be two (2) Business Days before the proposed date of such Disbursement. In the event the conditions of disbursement relevant to that Disbursement have not been fulfilled to DEG’s satisfaction or waived by DEG by the rate-setting date specified in the relevant request for Disbursement, then, after the relevant conditions of disbursement have been fulfilled to DEG’s satisfaction or waived by DEG, the Onshore Borrower shall specify a new date on which to determine the Base Fixed Rate, which shall be two (2) Business Days before the new proposed date of the requested Disbursement unless otherwise specified by DEG.

(e) The relevant Onshore Borrower may from time to time at any time in connection with any proposed Disbursement request from DEG an indication of what the Disbursement Interest Rate would be for such a Disbursement as of the date of that request.  As promptly as practicable after that request, DEG shall advise the Onshore Borrower of the indicative Disbursement Interest Rate.

(f) Beginning on and including the applicable Loan Consolidation Date for a particular Onshore Borrower, the Onshore Borrower shall pay interest at the applicable Interest Rate on the full amount of the Loan outstanding for that Onshore Borrower from time to time.  The “Interest Rate” for a particular Onshore Borrower shall be the rate calculated by DEG equal to the weighted average of the Loan Disbursement Interest Rates for the relevant Onshore Borrower, the weighting being based on the principal amount of each Disbursement to that Onshore Borrower in relation to the entire principal amount of the Loan for that Onshore Borrower and the average being rounded up to the nearest two decimal places.  DEG shall determine the Interest Rate for each Onshore Borrower not less than two (2) Business Days before the relevant Loan Consolidation Date and promptly notify the relevant Onshore Borrower of that rate.

(g) The determination by DEG of each Disbursement Interest Rate or the Interest Rate, as the case may be, shall be final and conclusive and bind the Borrower (unless the

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Borrower shows to DEG’s reasonable satisfaction that the determination involves manifest error).

Section 2.04 Default Rate Interest.  (a) Without limiting the remedies available to DEG under this Agreement or otherwise (and to the maximum extent permitted by applicable law), if any Onshore Borrower fails to make any payment of principal or interest (including interest payable pursuant to this Section) or any other payment provided for in Section 2.07 (Fees) when due as specified in this Agreement (whether at stated maturity or upon acceleration), such Onshore Borrower shall pay interest on the amount of that payment due and unpaid by such Onshore Borrower at the rate which shall be the sum of two per cent (2%) per annum and the Interest Rate in effect from time to time.

(b) Interest at the rate referred to in Section 2.04 (a) shall accrue from the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount (as well after as before judgment), and shall be payable by such Onshore Borrower on demand or, if not demanded, on each Interest Payment Date falling after any such overdue amount became due.

Section 2.05 Repayment.  (a) Subject to Section 1.04 (Business Day Adjustment), in respect of each Loan made to an Onshore Borrower, such Onshore Borrower shall commence repayment of the principal of such Loan on the Interest Payment Date occurring on the 15th day of the month occurring on or after the date of completion of the Grace Period.

(b) Subject to Section 1.04 (Business Day Adjustment), commencing on the 15th day of the month occurring on or after the date of completion of the Grace Period, in respect of each separate Onshore Allocation, the relevant Onshore Borrower shall repay the principal amount of the Loan made to it in accordance with the following schedule:

12 Month Periods Commencing on the 15th Day of the month occurring on or after the Date of Completion of the Grace Period	First or Second Interest Payment Date in Relevant 12 Month Period	Principal Amount Due
Year 1	First	$769,230.76
	Second	$769,230.76
Year 2	First	$769,230.76
	Second	$769,230.76
Year 3	First	$769,230.76
	Second	$769,230.76
Year 4	First	$769,230.76
	Second	$769,230.76
Year 5	First	$769,230.76

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	Second	$769,230.76
Year 6	First	$769,230.76
	Second	$769,230.76
Year 7	First	$769,230.88

(c) If the outstanding balance of the Loan in respect of any particular Onshore Allocation at the date of completion of the Grace Period is more or less than $10,000,000, then the amounts in the column entitled “Principal Amount Due” in Section 2.05 (b) above, shall be adjusted on a pro-rata basis.

(d) Any principal amount of the Loan repaid under this Agreement may not be re-borrowed.

Section 2.06 Prepayment.  Without prejudice to Section 2.10 (b) (Increased Costs) and Section 2.14 (Taxes), and Section 5.04 (c) (Insurance)of Schedule 10.:

(a) each Onshore Borrower may prepay on all or any part of the Loan made to it, on not less than fifteen (15) days’ prior notice to DEG, but only if:

(i)
such Onshore Borrower simultaneously pays all accrued interest and Increased Costs (if any) on the amount of such Loan to be prepaid, together with and all other amounts then due and payable by it under this Agreement;

(ii)	for a partial prepayment, that prepayment is an amount not less than one million Dollars ($1,000,000);

(iii)
if requested by DEG, the Onshore Borrower delivers to DEG, prior to the date of prepayment, evidence reasonably satisfactory to DEG that all necessary Authorizations for prepayment have been obtained; and

(iv)	the redeployment cost with respect to the amount of the Loan to be prepaid as determined by DEG in accordance with the methodology set out in Annex BB.

(b) Amounts of principal prepaid under this Section shall be applied by DEG on a pro-rata basis to the remaining repayment installments of the Loan made to such Onshore Borrower.

(c) Upon delivery of a notice in accordance with Section 2.06 (a), the relevant Onshore Borrower shall make the prepayment in accordance with the terms of that notice.

(d) Any principal amount of the Loan prepaid under this Agreement may not be re-borrowed.

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(e) If any Onshore Borrower prepays any other long-term loans (other than in connection with a refinancing, replacement or restructuring with similar or better terms) made to it, DEG will have the right to require prepayment of the Loan made to such Onshore Borrower on a pro-rata basis.

Section 2.07 Fees.  (a) SPV or the relevant Onshore Borrower shall pay to DEG a commitment fee:

(i)
at the rate of one-half of one per cent (½ %) per annum on that part of such Onshore Borrower’s Onshore Allocation that from time to time has not been disbursed or canceled, beginning to accrue on the date of this Agreement;

(ii)	pro rated on the basis of a 360-day year for the actual number of days elapsed; and

(iii)	payable annually, in arrears, payable:

a.	until the first Interest Payment Date, in arrears on September 15th of each year (the first such payment to be due on September 15, 2008); and

b.	on and after the first Interest Payment Date, in arrears (A) on such first Interest Payment Date, and (B) annually thereafter on an Interest Payment Date.

(b) Chindex or the relevant Onshore Borrower shall pay to DEG:

(i)
a front-end fee (“Front-end Fee”) on each Onshore Allocation of seven hundred and seventy-five thousands of one percent (0.775%) of the amount of the Loan to be made to such Onshore Borrower, to be paid:

a.	40% on the date which is thirty (30) days after the date of this Agreement; and

b.	60% on September 15, 2008;

(ii)
a portfolio supervision fee in the aggregate amount of $10,000 per annum, payable annually in advance, starting from the date of first Disbursement of the Loan, provided, however, that after the date that the Local Loan Agreements become effective this portfolio fee shall be paid solely by the Onshore Borrowers in an amount of $5,000 each; and

(iii)	if such Onshore Borrower and DEG agree to restructure all or part of the Loan made to such Onshore Borrower, such Onshore Borrower and DEG shall negotiate in good faith an appropriate

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amount to compensate DEG for the additional work of DEG staff required in connection with such restructuring.

Section 2.08 Currency and Place of Payments.  (a)  Each Onshore Borrower shall make all payments of principal, interest, fees, and any other amount due to DEG and payable by such Onshore Borrower under its Local Loan Agreement in the Loan Currency, in same day funds, to the account of DEG at Citibank New York, 3849-2573, Swiftcode:  CITIUS 33/ABA# 0210000 89 [Chips 0008], or at such other bank or account in New York City as DEG from time to time designates.  Payments must be received in DEG’s designated account no later than 1:00 p.m. New York time.

(b) The tender or payment of any amount payable under this Agreement (whether or not by recovery under a judgment) in any currency other than the Loan Currency shall not novate, discharge or satisfy the obligation of the applicable Onshore Borrower to pay in the Loan Currency all amounts payable by it under this Agreement except to the extent that (and as of the date when) DEG actually receives funds in the Loan Currency;

(c) Each Onshore Borrower shall indemnify DEG against any losses resulting from a payment being received or an order or judgment being given under this Agreement in any currency other than the Loan Currency or any place other than the account specified in, or pursuant to, Section 2.08 (a). Each Onshore Borrower shall, as a separate obligation, pay such additional amount as is necessary to enable DEG to receive, after conversion to the Loan Currency at a market rate and transfer to that account, the full amount due to DEG under this Agreement in the Loan Currency and in the account specified in, or pursuant to, Section 2.08 (a).

(d) Notwithstanding the provisions of Section 2.08 (a) and Section 2.08 (b), DEG may require the applicable Onshore Borrower to pay (or reimburse DEG) for any Taxes, fees, costs, expenses and other amounts payable by such Onshore Borrower under Section 2.14 (a) (Taxes) and Section 2.15 (Expenses) in the currency in which they are payable, if other than the Loan Currency.

Section 2.09 Allocation of Partial Payments.  If at any time DEG receives less than the full amount then due and payable to it by an Onshore Borrower under this Agreement, DEG may allocate and apply the amount received to satisfy the payment obligations of such Onshore Borrower under this Agreement in any way or manner and for such purpose or purposes under this Agreement as DEG in its sole discretion determines, notwithstanding any instruction that such Onshore Borrower may give to the contrary.

Section 2.10 Increased Costs.  On each Interest Payment Date, each Onshore Borrower shall pay, in addition to interest payable by it, the amount which DEG from time to time notifies to such Onshore Borrower in an Increased Costs Certificate as being the aggregate Increased Costs of DEG in connection with the Loan made to such Onshore Borrower which is accrued and unpaid prior to that Interest Payment Date.

Section 2.11 Unwinding Costs.  (a)  If DEG incurs any cost, expense or loss as a result of any Onshore Borrower:

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(i)	failing to borrow in accordance with a request for Disbursement made by such Onshore Borrower pursuant to Section 2.02 (Disbursement Procedure); or

(ii)	failing to prepay in accordance with a notice of prepayment delivered by such Onshore Borrower;

then such Onshore Borrower shall immediately pay to DEG the amount that DEG from time to time notifies to such Onshore Borrower as being the amount of those costs, expenses and losses incurred.

(b) For the purposes of this Section, “costs, expenses or losses” include any premium, penalty or expense incurred to liquidate or obtain third party deposits, borrowings, hedges or swaps in order to make, maintain, fund or hedge all or any part of any Disbursement or prepayment of the applicable Loan, or any payment of all or part of the applicable Loan upon acceleration.

Section 2.12 Suspension or Cancellation by DEG.  (a)  DEG may, by notice to the applicable Onshore Borrower, suspend the right of such Onshore Borrower to Disbursements or cancel the undisbursed portion of the Loan to such Onshore Borrower in whole or in part:

(i)	if the first Disbursement to such Onshore Borrower has not been made by July 1, 2009, or such other later date as DEG and Chindex agree;

(ii)	if any Event of Default has occurred and is continuing; or

(iii)	after January 1, 2011.

(b) Upon the giving of any such notice, the right of the relevant Onshore Borrower to any further Disbursement, and its obligation to make any payments of the commitment fee set out in Section 2.07(a), shall be suspended or canceled, as the case may be. The exercise by DEG of its right of suspension shall not preclude DEG from exercising its right of cancellation, either for the same or any other reason specified in Section 2.12 (a) and shall not limit any other provision of this Agreement. Upon any cancellation the Onshore Borrower shall, subject to paragraph (c) of this Section 2.13, pay to DEG all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to the date of that cancellation.

(c) In the case of partial cancellation of the Loan pursuant to paragraph (a) of this Section 2.12, or Section 2.13 (a), interest on the amount then outstanding of the Loan remains payable as provided in Section 2.03 (Interest).

Section 2.13 Cancellation by the Onshore Borrower.  (a) Each Onshore Borrower or Chindex may, by notice to DEG, irrevocably request DEG to cancel the undisbursed portion of the Loan to be made to it on the date specified in that notice (which shall be a date not earlier than thirty (30) days after the date of that notice).

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(b) DEG shall, by notice to the applicable Onshore Borrower or Chindex, as the case may be, cancel the undisbursed portion of the Loan to be made to it effective as of that specified date if:

(i)
subject to Section 2.12(c), DEG has received all fees and other amounts accrued (whether or not then due and payable) to such Onshore Borrower or Chindex, as the case may be, under this Agreement up to such specified date; and

(ii)
if any amount of the Loan to such Onshore Borrower is then outstanding, DEG is reasonably satisfied that such Onshore Borrower has sufficient long-term funding available, on terms satisfactory to DEG, to cause the Project Physical Completion Date for the Project of such Onshore Borrower to occur as scheduled.

(c) Any portion of the Loan that is cancelled under this Section 2.13 may not be reinstated or disbursed.

Section 2.14 Taxes.  (a)  Each Onshore Borrower shall pay or cause to be paid all Taxes (other than taxes, if any, payable on the overall income of DEG) on or in connection with the payment of any and all amounts due by it under this Agreement that are now or in the future levied or imposed by any Authority of the Country or by any organization of which the Country is a member or any jurisdiction through or out of which a payment by such Onshore Borrower is made.

(b) All payments of principal, interest, fees and other amounts due under this Agreement shall be made without deduction for or on account of any Taxes.

(c) If any Onshore Borrower is prevented by operation of law or otherwise from making or causing to be made those payments without deduction, the principal or (as the case may be) interest, fees or other amounts payable by it and due under this Agreement shall be increased to such amount as may be necessary so that DEG receives the full amount it would have received (taking into account any Taxes payable on amounts payable by the Onshore Borrower under this subsection) had those payments been made without that deduction.

(d) If Section 2.13(c) applies and DEG so requests, the applicable Onshore Borrower shall deliver to DEG official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of that request.

Section 2.15 Expenses.  (a)  Each Onshore Borrower shall pay or, as the case may be, reimburse to DEG any amount paid by DEG on account of, all taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of the Transaction Documents to which such Onshore Borrower is a party and any other documents related to this Agreement or any other Transaction Document to which such Onshore Borrower is a party.

(b) Each Onshore Borrower shall pay to DEG or as DEG may direct:

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(i)	the fees and expenses of DEG’s legal counsel in the Country incurred in connection with:

(A)	the preparation of the investment by DEG provided for under this Agreement and any other Transaction Document to which such Onshore Borrower is a party;

(B)
the preparation and/or review, execution and, where appropriate, translation and registration of the Transaction Documents to which such Onshore Borrower is a party and any other documents related to them;

(C)	the giving of any legal opinions required by DEG under this Agreement and any other Transaction Document to which such Onshore Borrower is a party;

(D)
the administration by DEG of the investment provided for in this Agreement or otherwise in connection with any amendment, supplement or modification to, or waiver under, any of the Transaction Documents to which such Onshore Borrower is a party;

(E)	the registration (where appropriate) and the delivery of the evidences of indebtedness relating to the Loan to such Onshore Borrower and its disbursement;

(F)	the occurrence of any Event of Default or Potential Event of Default with respect to such Onshore Borrower; and

(G)	the release of the DEG Security following repayment in full of the Loan by such Onshore Borrower; and

(ii)
the costs and expenses incurred by DEG in relation to efforts to enforce or protect its rights under any Transaction Document to which such Onshore Borrower is a party, or the exercise of its rights or powers consequent upon or arising out of the occurrence of any Event of Default or Potential Event of Default relating to such Onshore Borrower, including legal and other professional consultants’ fees on a full indemnity basis.

ARTICLE III

Representations and Warranties

Section 3.01 Representations and Warranties.  SPV represents and warrants that:

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(a) Organization and Authority.  SPV is a limited liability company duly formed and validly existing under the laws of Delaware, United States of America and has the limited liability company power and has obtained all required Authorizations to enter into, to deliver and to perform its obligations under, this Agreement.

(b) the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized;

(c) this Agreement has been duly executed by it and constitutes its valid and legally binding obligations enforceable in accordance with its terms and would be so treated in the courts of its place of formation and in the courts of the State of New York;

(d) neither the execution and delivery by it of this Agreement nor the performance by it of its obligations under this Agreement conflicts or will conflict with or result in any breach of any of the terms, conditions or provisions of, or violate or constitute a default or require any consent under:

(i)
any indenture, mortgage, contract, agreement or other instrument or arrangement to which it is a party or which is binding upon it or any of its property or assets, and will not result in the imposition or creation of any material lien, charge, or encumbrance on, or security interest in, any part of its property or assets pursuant to the provisions of any such agreement, instrument or arrangement; or

(ii)	any of the terms or provisions of its operating agreement; or

(iii)	any statute, rule or regulation or any judgment, decree or order of any court, governmental authority, bureau or agency known to SPV and binding on or applicable to it; and

Section 3.02 DEG Reliance.

(a) SPV acknowledges that it makes the representations and warranties in Section 3.01 with the intention of inducing DEG to enter into this Agreement and that SPV enters into this Agreement on the basis of, and in full reliance on, each of such representations and warranties.

(b) SPV warrants to DEG that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

Section 3.03 Rights and Remedies not Limited.  DEG’s rights and remedies in relation to any misrepresentation or breach of warranty on the part of SPV are not prejudiced:

(a) by any investigation by or on behalf of DEG into the affairs of SPV;

(b) by the execution or the performance of this Agreement; or

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(c) by any other act or thing which may be done by or on behalf of DEG in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

ARTICLE IV

Conditions of Disbursement

Section 4.01 General Conditions of Initial Disbursement.  The obligation of DEG to make the initial Disbursement to any Onshore Borrower is subject to the fulfillment prior to or concurrently with the making of that first Disbursement to such Onshore Borrower of the following conditions:

(a) Charter Amendments.  No amendment has been made to such Onshore Borrower’s Charter since it was delivered to DEG, or if any such amendment was made, DEG has received a copy of such amended Charter and determined, in its reasonable judgment, that it is not inconsistent with the provisions of the Transaction Documents and does not have or could not reasonably be expected to have Material Adverse Effect;

(b) Authorizations.  Such Onshore Borrower has obtained all Authorizations that may become necessary for:

(i)	the Loans;

(ii)	the due execution, delivery, validity and enforceability of, and performance by such Onshore Borrower of its obligations under its Local Loan Agreement;

and all those Authorizations are in full force and effect;

(c) Fees.  DEG has received the fees which Section 2.07 (Fees) requires to be paid before the date of the first Disbursement;

(d) Legal Fees and Expenses.  DEG has received the reimbursement of all invoiced fees and expenses of DEG’s counsel as provided in Section 2.15 (b) (i) or confirmation that those fees and expenses have been paid directly to that counsel, in each case, to the extent an invoice approved by the DEG has been submitted to the Onshore Borrowers at least five (5) day prior to the Disbursement;

(e) Incumbency.  DEG has received a Certificate of Incumbency and Authority; and

(f) Appointment of Agent.  Such Onshore Borrower has delivered to the DEG evidence, substantially in the form of Schedule 4 hereto, of appointment of an agent for service of process pursuant to the Local Loan Agreement.

(g) Special Conditions of Disbursement.  The obligation of DEG to make any Disbursement to any Onshore

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Borrower, including the initial Disbursement to such Onshore Borrower, is subject to the fulfillment prior to or concurrently with the making of such Disbursement of the following conditions related specifically the Onshore Borrowers, its Hospital and its Project:

(i)
Such Onshore Borrower has been established as a Sino-foreign joint venture enterprises under the laws of the People’s Republic of China, and has been approved to construct, equip and operate its Hospital;

(ii)	Chindex owns no less than a 60% of the equity interest in the total registered capital of such Onshore Borrower;

(iii)
Chindex exercises effective management and operational control of such Onshore Borrower in a manner consistent with and no less favorable than, the management and operational control currently exercised by Chindex over the business and operations of Beijing United Family Health Center and Shanghai United Family Hospital;

(iv)
Chindex has made available to DEG the following information regarding such Onshore Borrower prior to finalization of requisite joint venture agreements for the establishment of the Onshore Borrowers: (A) the proposed capital budget, including proposed working capital and contingency amounts, the proposed plan for the construction, commencement of operations, staffing, training and marketing, (B) a proposed general time schedule for the material expenditures contemplated in such budget and (C) any other information that DEG may have reasonably requested regarding such Onshore Borrower;

(v)
The joint venture agreements and/or other constituent documents of such Onshore Borrower shall provide that the joint venture parties will receive dividend distributions pro rata with their actual ownership interest in the registered capital of each of  such Onshore Borrower, and no agreement or arrangement has been entered into between the Chindex and the minority shareholders of such Onshore Borrower to the contrary; and

(vi)	The “Guangzhou Clinic” described and included in the Project Cost table in Annex A shall have been opened and operational.

(h) Loan Agreements with Onshore Borrowers.  The applicable Onshore Borrowers have entered into legally binding and enforceable loan agreements with DEG on terms and conditions substantially similar to those set forth in this Agreement (“Local Loan Agreements”), save that:

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(i)	the principal amount of the Loan stipulated under a Local Loan Agreement shall be the relevant Onshore Allocation for that particular Onshore Borrower;

(ii)
each of the Local Loan Agreements shall have incorporated the special representations as set forth in Schedule 9 hereto instead of the representations in Article III (Representations and Warranties) hereof;

(iii)	each of the Local Loan Agreements shall have incorporated the special covenants as set forth in Schedule 10 hereto instead of the covenants in Article V (Particular Covenants) hereof; and

(iv)
each of the Local Loan Agreements shall have incorporated the special Conditions of Disbursement as set forth in Schedule 11 hereto instead of the conditions in Article IV (Conditions of Disbursement) hereof.

(i) Loan and Security Arrangements.  DEG recognizes that the IFC Loan Agreement provides that as security for the IFC Loan, IFC shall be granted a first priority mortgage on the Projects and a first ranking pledge of the equity interests of Chindex in the Onshore Borrowers.  DEG and IFC intend to enter into an intercreditor agreement (the “Security Sharing Agreement”) to the effect, that irrespective of the Loan Agreement and Security Documents, as between DEG and IFC, the security interests to be granted to DEG as security for the Loan as provided in this Agreement shall rank pari passu in seniority with the security interests to be granted to IFC under the IFC Loan Agreement and DEG and IFC will share the proceeds of enforcement of such security interest pro rata (based on the outstanding loan amounts).  Accordingly, if necessary to accomplish the foregoing in view of Chinese law and procedures, subject to the Security Sharing Agreement being entered into between DEG and IFC in form and on terms satisfactory to DEG, DEG will accept alternative Loan and Security Document and arrangements to the same effect, including, but not limited to, a mortgage which is second in priority to IFC’s mortgage position and a pledge of the equity interests which is subject to the prior pledge to IFC.

(j) Local Loan Conditions Satisfied.  In respect of any Disbursement to a particular Onshore Borrower, all of the conditions of disbursement described in the relevant Local Loan Agreement for that Onshore Borrower shall have been satisfied.

(k) Guarantee Agreement by Chindex.  Chindex shall have executed and delivered to DEG the Guarantee Agreement by Chindex of the obligations of such Onshore Borrower under its Local Loan Agreement.  Such Guarantee shall be substantially in the form of Exhibit 1B attached to this Agreement and shall be in full force and effect.

Section 4.02 Onshore Borrower’s Certification.  The applicable Onshore Borrower shall deliver to DEG with respect to each request for Disbursement by such Onshore Borrower:

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(a) certifications, in the form included in Schedule 2, relating to the conditions specified in Section 4.02 (Conditions of All Disbursements) set out in Schedule 11 (other than the condition in Section 4.02 (f) of Schedule 11) expressed to be effective as of the date of that Disbursement; and

(b) such evidence as DEG may reasonably request of the proposed utilization of the proceeds of that Disbursement or the utilization of the proceeds of any prior Disbursement.

Section 4.03 Conditions for DEG Benefit.  The conditions in Section 4.01 through Section 4.03 are for the benefit of DEG and may be waived only by DEG in its sole discretion.

ARTICLE V

[INTENTIONALLY OMITTED]

ARTICLE VI

Event of Default

Section 6.01 Acceleration after Default.  If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), DEG may, by notice to the applicable Onshore Borrower, require such Onshore Borrower to repay the Loan made to it or such part of the Loan made to it as is specified in that notice.  On receipt of any such notice, the applicable Onshore Borrower shall immediately repay the Loan (or that part of the Loan specified in that notice) made to it and pay all interest accrued on it, redeployment cost and any other amounts then payable by such Onshore Borrower under this Agreement. Each Onshore Borrower waives any right it might have to further notice, presentment, demand or protest with respect to that demand for immediate payment.

Section 6.02 Events of Default.  It shall be an Event of Default with respect to each Onshore Borrower, if:

(a) Failure to Pay Principal or Interest.  Such Onshore Borrower fails to pay when due any part of the principal of, or interest on, the Loan made to it and such failure continues for a period of five (5) days;

(b) Failure to Pay any Other DEG Loans.  Such Onshore Borrower fails to pay when due any part of the principal of, or interest on, any loan from DEG to such Onshore Borrower other than the Loan and any such failure continues for the relevant grace period allowed for in the agreement providing for that loan;

(c) Failure to Comply with Obligations.  Such Onshore Borrower fails to comply with any of its obligations under this Agreement or any other Transaction Document (other than for the payment of the principal of, or interest on, the Loan or any other loan from

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DEG to the Onshore Borrower), and any such failure continues for a period of thirty (30) days after the date on which DEG notifies such Onshore Borrower of that failure;

(d) Failure by Other Parties to Comply with Obligations.  The Guarantor or Major Shareholder fails to observe or perform any of its material obligations under a Transaction Document to which such a Person is a party, and any such failure continues for a period of thirty (30) days after the date on which DEG notifies such Onshore Borrower of that failure;

(e) Misrepresentation.  Any representation or warranty made in Article III or in connection with the execution of, or any request (including a request for Disbursement) under, this Agreement or any other Transaction Document is found to be incorrect in any material respect;

(f) Expropriation, Nationalization, Etc.  Any Authority condemns, nationalizes, seizes, or otherwise expropriates all or any substantial part of the property or other assets of such Onshore Borrower or of its share capital or assumes custody or control of that property or other assets or of the business or operations of such Onshore Borrower or of its share capital, or takes any action for the dissolution or disestablishment of such Onshore Borrower or any action that would prevent such Onshore Borrower or its officers from carrying on all or a substantial part of its business or operations;

(g) Involuntary Proceedings.  A decree or order by a court is entered against such Onshore Borrower:

(i) adjudging such Onshore Borrower bankrupt or insolvent;

(ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or with respect to, the Onshore Borrower under any applicable law;

(iii) appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Onshore Borrower or of any substantial part of its property or other assets; or

(iv) ordering the winding up or liquidation of its affairs;

or any petition is filed seeking any of the above and is not dismissed within thirty (30) days;

(h) Voluntary Proceedings.  Such Onshore Borrower:

(i) requests a moratorium or suspension of payment of Liabilities from any court;

(ii) institutes proceedings or takes any form of corporate action to be liquidated, adjudicated bankrupt or insolvent;

(iii) consents to the institution of bankruptcy or insolvency proceedings against it;

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(iv) files a petition or answer or consent seeking reorganization or relief under any applicable law, or consents to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Onshore Borrower or of any substantial part of its property;

(v) makes a general assignment for the benefit of creditors; or

(vi) admits in writing its inability to pay its Liabilities generally as they become due or otherwise becomes insolvent;

(i) Attachment.  An attachment or analogous process is levied or enforced upon or issued against any of the assets of such Onshore Borrower for an amount in excess of the equivalent of Five Million Dollars ($5,000,000) and is not discharged within forty five (45) days;

(j) Analogous Events to Bankruptcy.  Any other event with respect to such Onshore Borrower occurs which under any applicable law would have an effect analogous to any of those events listed in Section 6.02 (g), Section 6.02(h) and Section 6.02 (i);

(k) Cross-Default.  Such Onshore Borrower fails to make any payment in respect of any of its Liabilities (other than the Loan) with an amount exceeding One Million Dollars ($1,000,000) or to perform any of its obligations under any agreement pursuant to which there is outstanding any Liability with an amount exceeding One Million Dollars ($1,000,000), and any such failure continues for more than any applicable period of grace or any such Liability becomes prematurely due and payable or is placed on demand;

(l) Failure to Maintain Authorizations.  Any Authorization necessary for the Chindex or such Onshore Borrower to perform and observe its obligations under any Transaction Document, or to carry out the Project, is not obtained when required or is rescinded, terminated, lapses or otherwise ceases to be in full force and effect, including with respect to the remittance to DEG or its assignees, in the Loan Currency, of any amounts payable under any Transaction Document, and is not restored or reinstated within thirty (30) days of notice by DEG to such Onshore Borrower requiring that restoration or reinstatement;

(m) Revocation, Etc., of Security Documents.  Any Security Document or any of its material provisions:

(i) is revoked, terminated or ceases to be in full force and effect or ceases to provide the security intended, without, in each case, the prior consent of DEG;

(ii) becomes unlawful or is declared void; or

(iii) is repudiated or and any such repudiation continues for a period of thirty (30) days during which period such repudiation has no effect;

(n) Revocation of Transaction Documents.  Any Transaction Document (other than a Security Document) or any of its material provisions:

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(i) is revoked, terminated or ceases to be in full force and effect without, in each case, the prior consent of DEG, and that event, if capable of being remedied, is not remedied to the satisfaction of DEG within thirty (30) days of DEG’s notice to the Onshore Borrower; or

(ii) becomes unlawful or is declared void; or

(iii) is repudiated and such repudiation is not withdrawn within thirty (30) days of DEG’s notice to the Onshore Borrower requiring that withdrawal; provided that no such notice shall be required or, as the case may be, the notice period shall terminate if and when such repudiation becomes effective;

(o) Non-Performance of Project Documents.  Any of the Project Documents:

(i) is breached by any party to it and such breach has or could reasonably be expected to have a Material Adverse Effect; or

(ii) is revoked, terminated or ceases to be in full force and effect without the prior consent of DEG, or performance of any of the material obligations under any such agreement becomes unlawful or any such agreement is declared to be void or is repudiated by any party to it; and

(p) Bankruptcy of Chindex.  Any of the events specified in Sections 6.02 (f) through 6.02 (i) occurs to Chindex.

Section 6.03 Bankruptcy.  If any Onshore Borrower is liquidated or declared bankrupt, the Loan to such Onshore Borrower, all interest accrued on it and any other amounts payable under this Agreement by such Onshore Borrower will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which such Onshore Borrower waives.

ARTICLE VII

Miscellaneous

Section 7.01 Saving of Rights.  (a)  The rights and remedies of DEG in relation to any misrepresentation or breach of warranty on the part of Chindex or any Onshore Borrower shall not be prejudiced by any investigation by or on behalf of DEG into the affairs of Chindex or such Onshore Borrower, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of DEG in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing or waiver by DEG in connection with any condition of Disbursement of the Loan under any Local Loan Agreements shall impair any right, power or remedy of DEG with respect to any other condition of Disbursement under such Local Loan Agreements, or be construed to be a waiver thereof; nor shall the action of DEG with respect to

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any Disbursement affect or impair any right, power or remedy of DEG with respect to any other Disbursement.

(c) Unless otherwise notified to Chindex by DEG and without prejudice to the generality of Section 7.01 (b), the right of DEG to require compliance with any condition under any Local Loan Agreement that may be waived by DEG with respect to any Disbursement under such Local Loan Agreement is expressly preserved for the purposes of any subsequent Disbursement under such Local Loan Agreement.

(d) No course of dealing and no failure or delay by DEG in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall waive or impair, or be construed to be a waiver of, such or any other power, remedy, discretion, authority or right under this Agreement, or in any manner preclude its additional or future exercise; nor shall the action of DEG with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of DEG with respect to any other default.

Section 7.02 Notices.  Any notice, request or other communication to be given or made under this Agreement shall be in writing.  Subject to Section 5.01 (Covenants) and Section 7.05 (Enforcement), any such communication may be delivered by hand, airmail, facsimile or established courier service to the party’s address specified below or at such other address as such party notifies to the other party from time to time, and will be effective upon receipt.

For SPV:

Chindex China Healthcare Finance, LLC c/o Chindex International, Inc.
4340 East West Highway, Suite 1100
Bethesda, Maryland 20814

Attn: Roberta Lipson, CEO of Chindex Lawrence Pemble, CFO of Chindex

Facsimile: 301 215-7719 502 427 0409

With a copy sent by e-mail to the attention of Roberta Lipson, CEO, and Lawrence Pemble, CFO, at:

E-mail addresses: rlipson@Chindex.com and lpemble@chindex.com

For DEG:
DEG – Deutsche Investitions – und Entwicklungsgesellschaft mbH
Belvederestrasse 40
50933 Köln
Federal Republic of Germany

Attn:

Facsimile: + 49-221-4986-1290

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Section 7.03 English Language.  (a)  All documents to be provided or communications to be given or made under this Agreement shall be in the English language.

(b) To the extent that the original version of any document to be provided, or communication to be given or made, to DEG under this Agreement or any other Transaction Document is in a language other than English, that document or communication shall be accompanied by an English translation certified by an Authorized Representative to be a true and correct translation of the original.  DEG may, if it so requires, obtain an English translation of any document or communication received in a language other than English at the cost and expense of applicable Onshore Borrower.  DEG may deem any such English translation to be the governing version between the Onshore Borrower and DEG.

Section 7.04 Term of Agreement.  Each Local Loan Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions.  This Loan Agreement shall automatically terminate upon the execution and delivery of both Local Loan Agreements by DEG and by the Onshore Borrowers.

Section 7.05 Enforcement.  (a)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

(b) For the exclusive benefit of DEG, SPV irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in the courts of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan. By the execution of this Agreement, SPV irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against SPV in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the Country, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c) Nothing in this Agreement shall affect the right of SPV to commence legal proceedings or otherwise sue SPV or any Onshore Borrower in the Country or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon SPV or any Onshore Borrower in any manner authorized by the laws of any such jurisdiction.

(d) SPV hereby irrevocably designates, appoints and empowers CT Corporation System, with offices currently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding DEG may bring in the State of New York in respect of this Agreement.

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(e) As long as this Agreement remains in force, SPV shall maintain a duly appointed and authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding DEG may bring in New York, New York, United States of America, with respect to this Agreement.  SPV shall keep DEG advised of the identity and location of such agent.

(f) SPV also irrevocably consents, if for any reason its authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in New York, New York, to the service of such papers being made out of the courts of the United States of America located in the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan by mailing copies of the papers by registered United States air mail, postage prepaid, to SPV, at its address specified pursuant to Section 7.02 (Notices). In such a case, DEG shall also send by facsimile, or have sent by facsimile, a copy of the papers to SPV.

(g) Service in the manner provided in Sections 7.05 (d), (e) and (f) in any action, suit or proceeding will be deemed personal service, will be accepted by SPV as such and will be valid and binding upon the Onshore Borrower for all purposes of any such action, suit or proceeding.

(h) SPV irrevocably waives to the fullest extent permitted by applicable law:

(i)	any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section;

(ii)	any claim that any such action, suit or proceeding has been brought in an inconvenient forum;

(iii)	its right of removal of any matter commenced by DEG in the courts of the State of New York to any court of the United States of America; and

(iv)	any and all rights to demand a trial by jury in any such action, suit or proceeding brought against such party by DEG.

(i) To the extent that DEG may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other Transaction Document to which it is a party, from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, SPV irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

(j) SPV hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against DEG in any forum in which DEG is not entitled to immunity from a trial by jury.

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(k) To the extent that SPV may, in any action, suit or proceeding brought in any of the courts referred to in Section 7.05 (b) or a court of the Country or elsewhere arising out of or in connection with this Agreement or any other Transaction Document to which SPV is a party, be entitled to the benefit of any provision of law requiring DEG in such action, suit or proceeding to post security for the costs of SPV, or to post a bond or to take similar action, SPV hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the Country or, as the case may be, the jurisdiction in which such court is located.

Section 7.06 Disclosure of Information.  (a)  DEG may disclose any documents or records of, or information about, this Agreement or any other Transaction Document, or the assets, business or affairs of SPV to:

(i)	its outside counsel, auditors and rating agencies,

(ii)	any Person who intends to purchase a participation in a portion of the Loan or any Participant, and

(iii)
any other Person as DEG may deem appropriate in connection with any proposed sale, transfer, assignment or other disposition of DEG’s rights under this Agreement or any Transaction Document or otherwise for the purpose of exercising any power, remedy, right, authority, or discretion relevant to this Agreement or any other Transaction Document.

(iv)
SPV acknowledges and agrees that, notwithstanding the terms of any other agreement between SPV and DEG, a disclosure of information by DEG in the circumstances contemplated by Section 7.06 (a) does not violate any duty owed to SPV under this Agreement or under any such other agreement.

a.
SPV is aware that DEG is a wholly-owned subsidiary of Kreditanstalt für Wiederaufbau (“KfW”) and a member of the KfW Bankengruppe.  The members of the KfW Bankengruppe are KfW, DEG, FuB – Finanzierungs- und Beratungsgesellschaft mbH, Berlin and such further entities as listed on the website of the KfW Bankengruppe (www.kfw.de).

b.
DEG shall be entitled to disclose confidential information (e.g., any data as to legal status, business and financial condition, privacy data, etc.) it receives in connection with this financing to any member of the KfW Bankengruppe at any given date.  Since within the KfW Bankengruppe a central corporate risk management and a standardised controlling will be performed, it may be necessary to forward special client data and/or documents within KfW Bankengruppe.  This client data and/or documents include:

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forward special client data and/or documents within KfW Bankengruppe. This client data and/or documents include:

•  data provided by the client;

•  documents and data developed by DEG relating to the client.

The client data and/or documents will be forwarded exclusively to members of the KfW Bankengruppe and will not be made available to any person outside the KfW Bankengruppe.  All members of the KfW Bankengruppe will treat any client data forwarded to them in compliance with the legal provisions as prescribed by the Federal Data Protection Law (“Bundesdatenschutzgesetz”) and the rules on banking secrecy.

c.
With reference to the above information under a) and b) the SPVhereby agrees to the transfer of client data within the KfW Bankengruppe for the purposes of central corporate risk management and standardised controlling and, to such extent, expressly release DEG from banking secrecy rules, the provisions of the Federal Data Protection Law (“Bundesdatensschutzgesetz”) and any separately concluded confidentiality agreement.

d.
If an entity ceases to be a member of the KfW Bankengruppe, DEG shall no longer be entitled to disclose information to the relative entity.  The relative entity shall destroy or return the information disclosed to it.

(v)	The disclosure by DEG may also be required or requested in order to fulfil legal, judicial or regulatory requirements. SPV consents to any such disclosure.

Section 7.07 Successors and Assignees.  This Agreement binds and benefits the respective successors and assignees of the parties. However, SPV may not assign or delegate any of its rights or obligations under this Agreement without the prior consent of DEG.

Section 7.08 Amendments, Waivers and Consents.  Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by the parties.

Section 7.09 Counterparts.  This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

Section 7.10 Local Loan Agreement; Separate Transactions.  It is the intention of the parties that the transactions contemplated hereby be documented under separate Local Loan

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Agreements, and related Transaction Documents, for each Onshore Borrower as soon as such Onshore Borrower is formed and validly existing.  Accordingly, upon execution of a Local Loan Agreement by an Onshore Borrower, SPV’s obligations hereunder with respect to such Onshore Borrower shall immediately terminate.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

CHINDEX HEALTHCARE FINANCE, LLC

By:	CHINDEX INTERNATIONAL, INC., as member

By:	/s/ Lawrence Pemble
	Name:	Lawrence Pemble
	Title:	Chief Financial Officer

DEG – DEUTSCHE INVESTITIONS – UND ENTWICKLUNGSGESELLSCHAFT mbH

By:	/s/ Hubertus Graf von Plettenberg
	Name:	Hubertus Graf von Plettenberg
	Title:	First Vice President Manufacturing Industry/Services

/s/ Gunnar Stork
Gunnar Stork
Senior Investment Manager

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EXHIBIT 1A

SPV GUARANTEE AGREEMENT

This AGREEMENT (the “Agreement”) is made on January 8, 2007,

Between

(1)
CHINDEX INTERNATIONAL, INC. (the “Guarantor”), a NASDAQ listed company incorporated in the State of Delaware in the United States with an office address at Chindex International, Inc., 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814; and

(2)
DEG – Deutsche Investitions-und Entwicklungsgesellschaft mbH (“DEG”), a limited liability company organized in the Federal Republic of Germany with its legal office at Belvederestrasse 40, 50933 Köln , Federal Republic of Germany.

Whereas:

(A) By a loan agreement (the “DEG Loan Agreement”) dated January 8, 2007 between Chindex, China Healthcare Finance, LLC (“SPV”) and DEG, DEG has agreed to extend to the Onshore Borrowers (as defined therein) (each a “Borrower” and collectively, the “Borrowers”) a loan in the total amount of Twenty Million Dollars ($20,000,000) (the “DEG Loan”), such total loan amount to be allocated between the Borrowers on the terms and subject to the conditions set forth in the DEG Local Loan Agreements.

(B) The Guarantor has been provided with, and hereby acknowledges receipt of, a copy of the DEG Loan Agreement.

(C) As an inducement to DEG to enter into the DEG Loan Agreement, the Guarantor has agreed to guaranty the obligations of SPV in respect of the DEG Loan Agreement.

(D) SPV is a wholly-owned subsidiary of the Guarantor and the Borrowers will be subsidiaries of the Guarantor.  The Guarantor will obtain benefits as a result of the DEG Loan made to the Borrowers and, accordingly, desires to execute and deliver this Guarantee Agreement in order to provide the inducement as described in the preceding paragraph.

NOW, THEREFORE, the Guarantor and DEG agree as follows:

ARTICLE I

Definitions and Interpretation

Section 1.1 Defined Terms.  Unless the context otherwise requires, terms defined in the DEG Local Loan Agreements have the same meanings when used in this Agreement and each of the following terms have the meaning opposite it:

“Auditors”	BDO Seidman, LLP or its affiliates, or such other internationally reputable

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accounting firm that the Guarantor appoints from time to time as its auditors;
“Financial Year”
the accounting year of the Guarantor commencing each year on April 1 and ending on the following March 31, or such other period as the Guarantor, with DEG’s consent, from time to time designates as its accounting year.

Section 1.2 Guaranteed Obligations.  In this Agreement, the term “Guaranteed Obligations” means all debts and monetary liabilities of SPV to DEG under or in relation to the DEG Loan Agreement and in any capacity irrespective of whether the debts or liabilities:

(a) are present or future;

(b) are actual or contingent;

(c) are at any time ascertained or unascertained;

(d) are owed or incurred by or on account of the SPV alone, or severally or jointly with any other Person;

(e) are owed or incurred to or for the account of DEG alone, or severally or jointly with any other Person;

(f) are owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account; or

(g) comprise any combination of the above.

Section 1.3 Interpretation.  In this Agreement, unless the context otherwise requires:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to a Section, Article, paragraph, party, Annex, Exhibit or Schedule is a reference to that Section, Article or paragraph of, or that party, Annex, Exhibit or Schedule to, this Agreement;

(d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

(e) a reference to a party to any document includes that party’s successors and permitted assigns.

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ARTICLE II

Guarantee

Section 2.1 Guarantee.  (a)  The Guarantor irrevocably, absolutely and unconditionally:

(i)	as principal obligor and not merely as surety, guarantees to DEG the due and punctual payment of the Guaranteed Obligations; and

(ii)
undertakes with DEG that whenever the SPV does not pay any amount of the Guaranteed Obligations when due the Guarantor will, upon demand by DEG, pay that amount to DEG, in the currency prescribed in the DEG Loan Agreement, and otherwise in the same manner in all respects as the Guaranteed Obligations are required to be paid by the SPV.

(b) The Guarantor waives notice of acceptance of this Agreement and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by DEG against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor).

Section 2.2 Continuing Guarantee.  (a)  The guarantee contained in this Agreement is a continuing obligation of the Guarantor (and all liabilities to which it applies or may apply under the terms of this Agreement shall be conclusively presumed to have been created in reliance on this Agreement), notwithstanding any settlement of account or the occurrence of any other thing, and shall remain in full force and effect until the Guaranteed Obligations have been fully paid strictly in accordance with the provisions of the DEG Loan Agreement, regardless of any intermediate payment or discharge.

(b) The guarantee contained in this Agreement shall be an additional, separate and independent obligation of the Guarantor.

(c) The Guarantor’s obligations under this Agreement can be discharged only by payment and then only to the extent of such payment.  These obligations are not subject to any prior notice to, demand upon or action against the SPV or to any prior notice to the Guarantor with regard to any default by the SPV.

Section 2.3 No Set-off.  All payments which the Guarantor is required to make under this Agreement shall be without any set-off, counterclaim or condition.

Section 2.4 Taxes.  (a)  The Guarantor shall pay or cause to be paid all present and future taxes, duties, fees and other charges of whatsoever nature, if any, now or in the future levied or imposed by the Government of the PRC or by any Authority or any jurisdiction through or out of which a payment is made on or in connection with the payment of any and all amounts due under this Agreement.

(b) All payments due under this Agreement shall be made without deduction for or on account of any such taxes, duties, fees or other charges.

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(c) If the Guarantor is prevented by operation of law or otherwise from making or causing to be made such payments without deduction, the amounts due under this Agreement shall be increased to such amount as may be necessary so that DEG receives the full amount it would have received (taking into account any such taxes, duties, fees or other charges payable on amounts payable by the Guarantor under this subsection) had such payments been made without such deduction.

(d) If subsection (c) above applies and DEG so requires, the Guarantor shall deliver to DEG official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of payment.

Section 2.5 Certificate Conclusive.  A certificate of DEG stating:

(a) the amount of the Guaranteed Obligations due and payable; or

(b) any amount due and payable by the Guarantor under this Agreement; or

(c) the amount of the Guaranteed Obligations, whether currently due and payable or not, shall be conclusive in the absence of manifest error.

Section 2.6 Application of Payments.  DEG may apply any amounts received by it or recovered under:

(a) any Security; and

(b) any other document or agreement which is a security for any of the Guaranteed Obligations and any other moneys, in such manner as it determines in its absolute discretion.

Section 2.7 Allocation.  If the Guarantor at any time pays to DEG an amount less than the full amount then due and payable to DEG under this Agreement, DEG may allocate and apply such payment to the Guaranteed Obligations in any way or manner and for such purpose or purposes as DEG in its sole discretion determines, notwithstanding any instruction that the Guarantor might give to the contrary.

ARTICLE III

Saving Provisions

Section 3.1 Waiver of Defenses.  The Guarantor’s obligations under this Guarantee shall not be affected or impaired by any act, omission, circumstance (other than complete payment of the Guaranteed Obligations), matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Agreement or which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor, including (whether or not known to the Guarantor or to DEG):

(a) any time, waiver, composition, forbearance or concession given to the SPV or any other person;

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(b) any assertion of, or failure to assert, or delay in asserting, any right, power or remedy against the SPV or any other person, or in respect of any security for the Loan;

(c) any amplification, amendment (however fundamental), variation or replacement of the provisions of any Transaction Document or of any other agreement or security between DEG and the SPV;

(d) any failure of the SPV or the Guarantor to comply with any requirement of any law, regulation or order;

(e) the dissolution, liquidation, reorganization or other alteration of the legal status or structure of the SPV or the Guarantor;

(f) any purported or actual assignment of the Loan by DEG to any other party; or

(g) the DEG Loan Agreement or any other Transaction Document being in whole or in part illegal, void, voidable, avoided, invalid, unenforceable or otherwise of limited force and effect.

Section 3.2 Immediate Recourse.  The Guarantor waives any right it may have of first requiring DEG (or any trustee, agent or other person acting on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Agreement.

Section 3.3 Non-Subrogation, etc.  (a)  If any amounts have become payable or have been paid by the Guarantor under this Agreement, the Guarantor shall not, in respect of such monies, seek to enforce repayment, obtain the benefit of any security or exercise any other rights or legal remedies of any kind which may accrue to the Guarantor against the SPV, whether by way of subrogation, offset, counterclaim or otherwise, in respect of the amount so payable or so paid (or in respect of any other monies for the time being due to the Guarantor from the SPV) if and for so long as any Guaranteed Obligations remain payable.

The Guarantor shall hold in trust for, and forthwith pay or transfer to, DEG any payment or distribution or benefit of security received by it contrary to this Section 3.3.

(b) Upon the payment and satisfaction in full of all the Guaranteed Obligations and of all sums now or in future becoming due to DEG from the Guarantor pursuant to this Agreement, the Guarantor, if it has made a payment under this Agreement, shall be entitled to exercise its rights of subrogation to its proportion of all relevant rights of DEG against the SPV pursuant to the DEG Loan Agreement.  DEG shall promptly execute, at the expense of the Guarantor, an assignment and such other documents in such form as the Guarantor may reasonably request to transfer such proportion of such rights of DEG against the SPV to the Guarantor as are required for the Guarantor to obtain the full benefit of such subrogation.  The Guarantor shall enforce such rights directly against the SPV in its own name and not in the name of DEG.

Section 3.4 Bankruptcy or Liquidation of the SPV.  If the SPV is adjudged bankrupt or insolvent, or a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the SPV, or any substantial part of its property or other assets, is appointed, or the SPV makes any

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arrangement with its creditors, or is liquidated or wound up, the Guarantor shall not claim, rank, prove or vote as a creditor of the SPV or its estate in competition with DEG in respect of any amounts owing to the Guarantor by the SPV on any account whatsoever, but instead shall give DEG the benefit of any such proof and of all amounts to be received in respect of that proof until all Guaranteed Obligations have been fully paid.

Section 3.5 Appropriation of Monies.  Until all of the Guaranteed Obligations have been irrevocably paid in full, DEG (or any trustee, agent or other person acting on its behalf) may:

(a) refrain from applying or enforcing any other monies, security or rights held or received by DEG (or such trustee, agent or other person) in respect of the Guaranteed Obligations, or apply and enforce the same in such manner and order as it sees fit (whether against the Guaranteed Obligations or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b) hold and keep for such time as it thinks prudent any monies received, recovered or realized under this Agreement, to the credit either of the Guarantor or such other person or persons as it thinks fit or in a suspense account.

Section 3.6 Reinstatement.  (a)  Where any discharge (whether in respect of the obligations of the SPV, the Guarantor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this Agreement shall continue or shall be reinstated (as the case may be) as if such discharge or arrangement had not occurred.

(b) DEG (or any trustee, agent or other person acting on its behalf) may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

Section 3.7 Additional Security.  This Agreement is in addition to and is not in any way prejudiced by any collateral or other security now or in future held by DEG, nor shall such collateral or other security held by DEG or the liability of any person for all or any part of the Guaranteed Obligations be in any manner prejudiced or affected by this Agreement.

ARTICLE IV

Representations and Warranties

Section 4.1 Representations and Warranties.  The Guarantor represents and warrants that as of the date of this Agreement:

(a) it is a company duly organized and validly existing under the laws of its place of establishment, and has the corporate power to enter into and deliver and to perform its obligations under this Agreement;

(b) the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized;

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(c) this Agreement has been duly executed by it and constitutes its valid and legally binding obligations enforceable in accordance with its terms and would be so treated in the courts of its place of incorporation and any other jurisdiction to which the Guarantor has agreed to submit in this Agreement;

(d) neither the execution and delivery by it of this Agreement nor the performance by it of its obligations under this Agreement conflicts or will conflict with or result in any breach of any of the terms, conditions or provisions of, or violate or constitute a default or require any consent under:

(i) any indenture, mortgage, contract, agreement or other instrument or arrangement to which it is a party or which purports to be binding upon it or any of its property or assets, and will not result in the imposition or creation of any material lien, charge, or encumbrance on, or security interest in, any part thereof pursuant to the provisions of any such agreement, instrument or arrangement; or

(ii) any of the terms or provisions of its memorandum or articles of association or by-laws; or

(iii) any statute, rule or regulation or any judgment, decree or order of any court, governmental authority, bureau or agency known to the Guarantor and binding on or applicable to it; and

(e) all Authorizations required for the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder, have been duly obtained or granted and are in full force and effect.

Section 4.2 DEG Reliance.  (a)  The Guarantor acknowledges that it makes the representations in Section 4.1 with the intention of inducing DEG to enter into this Agreement and the DEG Loan Agreement and that DEG enters into this Agreement and the DEG Loan Agreement on the basis of, and in full reliance on, each of such representations.

(b) The Guarantor warrants to DEG that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

Section 4.3 Rights and Remedies not Limited.  DEG’s rights and remedies in relation to any misrepresentation or breach of warranty on the part of the Guarantor are not prejudiced:

(a) by any investigation by or on behalf of DEG into the affairs of the Guarantor;

(b) by the execution or the performance of this Agreement; or

(c) by any other act or thing which may be done by or on behalf of DEG in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

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ARTICLE V

Covenants

Section 5.1 Guarantor’s Affirmative Covenants.  Unless DEG otherwise agrees in writing, Guarantor shall:

(a) Clinic Dividends.  Ensure that: (i) all dividends and distributable profits from the Clinics are, to the extent not payable to relevant domestic joint venture partners or domestic co-investors, distributed directly or indirectly through an Affiliate to the relevant Borrower or the Guarantor and not through any other Person; and (ii) all income from any management contracts between any Clinic and the Guarantor or any other company affiliated with the Guarantor is paid directly or indirectly to the Guarantor or the relevant Borrower;

(b) Quarterly Reports.  As soon as available or within sixty (60) days after the end of each quarter of each Financial Year, whichever is later, furnish to DEG two (2) copies of its financial statements for such period prepared on a Consolidated Basis in accordance with the Accounting Principles, which requirement is deemed satisfied if such filings have been made publicly available and a notice has been sent to DEG regarding the availability of those filings;

(c) Annual Reports.  As soon as available or within one hundred and twenty (120) days after the end of each Financial Year, whichever is later, furnish to DEG two (2) copies of its financial statements for such Financial Year (which are in agreement with its books of account and prepared on a Consolidated Basis in accordance with the Accounting Principles), together with an audit report on them, all in form reasonably satisfactory to DEG, which requirement is deemed satisfied if such filings have been made publicly available and a notice has been sent to DEG regarding the availability of those filings;

(d) Auditor Certification.  As soon as available or within one hundred and twenty (120) days after the end of each Financial Year, whichever is later, provide a report by the Auditor certifying that, on the basis of its financial statements, Guarantor was in compliance with financial covenants under this Agreement (including a clear methodology of the calculation of such covenants); and

(e) Filings.  Provide DEG a copy of all filings that have been made by Guarantor with the Securities and Exchange Commission of the United States and/or other Stock Exchange on which Guarantor stock is listed within five (5) Business Days after relevant filling is made which requirement is deemed satisfied if such filings have been made available through EDGAR and a notice has been sent to DEG regarding the availability of those filings in EDGAR.

Section 5.2 Guarantor’s Negative Covenants.  Unless DEG otherwise agrees, Guarantor shall not:

(a) Financial Debt.  Incur any additional Financial Debt, unless after giving effect of such debt transaction:

(i)	the Liabilities to Tangible Net Worth Ratio is not greater than 1.2; and

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(ii)	The Peak Debt Service Coverage Ratio is not less than 1.2.

(b) Dividends.  declare or pay any cash dividend, make any other cash distribution on its equity, or make any payment under any shareholder loans unless:

(i)	the Project Physical Completion Date of both Projects has occurred;

(ii)	first principal repayment of the Loan has been made;

(iii)	in the case of dividends, such payment would be made out of retained earnings;

(iv)	the Peak Debt Service Coverage Ratio is not less than 1.2 and

(v)	after giving effect to such payment:

(A)	no Event of Default or Potential Event of Default exists or is continuing;

(B)	the Current Ratio is not less than 1.5; and

(C)	the Liabilities to Tangible Net Worth Ratio is not greater than 1.0.

(c) Guarantees.  Guarantee or assume the Liabilities of others except for its Subsidiaries;

(d) Leases.  Enter into leases other than Financial Leases, if the aggregate payments are in excess of $2,000,000 in any financial year;

(e) Loans.  Make loans or advances to, deposits (except commercial bank deposits) with or investments in other persons except for its subsidiaries other than short-term investment grade marketable securities;

(f) Merger of Subsidiaries.  Merge, consolidate, reorganize, or dispose of any of the Borrowers or Beijing UFH or Beijing United Family Health Center or Shanghai United Family Hospital Inc., or merge, consolidate, reorganize, or dispose of any other Subsidiaries if such action has or could reasonably be expected to have a Material Adverse Effect;

(g) Practices.  Engage in any corrupt, fraudulent, coercive, collusive or obstructive practice related to the Projects; and

(h) Make any principal payment of the Tranche B Note or Tranche C Note, each as defined in the Security Purchase Agreement by and between Chindex and Magenta Magic Limited, dated November 7, 2007, in each case before the maturity of such Tranche B Note and Tranche C Note, as the case may be.

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(i) Liens on Equity in the Borrowers.  Encumber, mortgage, pledge or otherwise secure any interest in the registered capital of the Borrowers for the benefit of any third party, other than to IFC and DEG and in accordance with the Share Pledge Agreement.

ARTICLE VI

Miscellaneous

Section 6.1 Notices.  Any notice, request or other communication to be given or made under this Agreement to DEG or to the Guarantor shall be in writing and shall be deemed to have been duly given or made when it is delivered by hand, airmail, established courier service or facsimile to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party has designated by notice to the other party hereto.

For the Guarantor:

Chindex International, Inc.
4340 East West Highway, Suite 1100
Bethesda, Maryland 20814
Attn:   Roberta Lipson, CEO
    Lawrence Pemble, CFO

Facsimile:   301-215-7719
502-427-0409

With a copy sent by e-mail to the attention of Roberta Lipson, CEO, and
Lawrence Pemble, CFO, at:
E-mail addresses:  rlipson@chindex.com and
lpemble@chindex.com

For DEG:

DEG – Deutsche Investitions-und Entwicklungsgesellschaft mbH
Belvederestrasse 40
50933 Köln
Federal Republic of Germany
Attn:  ________________________
Facsimile:  + 49-221- 4986-1290

Section 6.2 English Language.  All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English satisfactory to DEG certified by a representative of the Guarantor, which translation shall be the governing version between the Guarantor and DEG.

Section 6.3 Expenses.  The Guarantor shall pay to DEG or as DEG may direct:

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(a) the fees and expenses of DEG’s counsel in the PRC, Delaware and New York incurred in connection with:

(i)	the preparation and/or review, execution and, where appropriate, stamping or registration of this Agreement;

(ii)	the giving of any legal opinions required by DEG under this Agreement; and

(iii)	any amendment, supplement or modification to, or waiver under, this Agreement; and

(b) the costs and expenses incurred by DEG in relation to the enforcement or protection or attempted enforcement or protection of its rights under this Agreement, including legal and other professional consultants’ fees.

Section 6.4 Remedies and Waivers.  No failure or delay by DEG in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of DEG.  No single or partial exercise of such a right shall preclude its additional or future exercise.  No such waiver shall waive any other right under this Agreement.  All waivers or consents given under this Agreement shall be in writing.

Section 6.5 Jurisdiction and Enforcement.  (a)  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

(b) For the exclusive benefit of DEG, the Guarantor irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought by DEG in the courts of the State of New York or of the United States of America located in the Southern District of New York.  Final judgment against the Guarantor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the PRC, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c) By the execution of this Agreement, the Guarantor irrevocably submits to the non-exclusive jurisdiction of such Court in any such action, suit or proceeding and designates, appoints and empowers CT Corporation System, with offices currently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent to receive for and on its behalf service of the writ of summons or other legal process in any such action, suit or proceeding in the State of New York.

(d) Nothing in this Agreement shall affect the right of DEG to commence legal proceedings or otherwise sue the Guarantor in the PRC or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the Guarantor in any manner authorized by the laws of any such jurisdiction.

(e) As long as this Agreement remains in force, the Guarantor shall maintain a duly appointed agent for the service of summons, complaint and other legal process in New York, New York, United States of America, for purposes of any legal action, suit or proceeding

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brought by DEG in respect of this Agreement.  The Guarantor shall keep DEG advised of the identity and location of such agent.

(f) The Guarantor also irrevocably consents, if for any reason the Guarantor’s authorized agent for service of process of summons, complaint and other legal process in any such action, suit or proceeding is not present in New York, New York, to service of such papers being made out of those courts by mailing copies of the papers by registered United States air mail or by certified United States mail, Return Receipt Requested, postage prepaid, to the Guarantor at its address specified in Section 6.1.  In such a case, DEG shall also send by telex or facsimile, or have sent by telex or facsimile, a copy of the papers to SPV.

(g) Service in the manner provided in subsection (f) above in any such action, suit or proceeding will be deemed personal service, will be accepted by the Guarantor as such and will be valid and binding upon the Guarantor for all purposes of any such action, suit or proceeding.

(h) The Guarantor irrevocably waives to the fullest extent permitted by applicable law:

(i) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in this Section;

(ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum;

(iii) its right of removal of any matter commenced by DEG in the courts of the State of New York to any court of the United States of America; and

(iv) any and all rights to demand a trial by jury in any such action, suit or proceeding brought against the Guarantor by DEG.

(i) To the extent that the Guarantor may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Guarantee from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction such immunity (whether or not claimed), may be attributed to it or its assets, the Guarantor irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

(j) The Guarantor hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement brought against DEG in any forum in which DEG is not entitled to immunity from a trial by jury.

(k) To the extent that the Guarantor may, in any suit, action or proceeding brought in any of the courts referred to in paragraph (b) above or a court of the PRC or elsewhere arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law

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requiring DEG in such suit, action or proceeding to post security for the costs of the Guarantor (cautiojudicatumsolvi), or to post a bond or to take similar action, the Guarantor hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the PRC or, as the case may be, the jurisdiction in which such court is located.

Section 6.6 Successors and Assigns.  This Agreement binds and inures to the benefit of the respective successors and assigns of the parties, except that the Guarantor may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of DEG.  The benefit of this Agreement may be freely and unconditionally assigned, transferred or otherwise disposed of, in whole or in part, by DEG to any other person, corporate or otherwise.

Section 6.7 Amendment.  Any amendment of any provision of this Agreement shall be in writing and signed by the parties.

Section 6.8 Counterparts.  This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

Section 6.9 Termination.  Upon the execution of a Local Loan Agreement by a Borrower the Guarantor’s obligations hereunder with respect to such Borrower shall immediately terminate.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

CHINDEX INTERNATIONAL, INC.

By:
Authorized Representative
	Name:	(print)
Title:

DEG - Deutsche Investitions-und Entwicklungsgesellschaft mbH

By:
Authorized Representative
	Name:	(print)
Title:

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EXHIBIT 1B

ONSHORE BORROWER GUARANTEE AGREEMENT

This AGREEMENT (the “Agreement”) is made on [_______________],

Between

(1)
CHINDEX INTERNATIONAL, INC. (the “Guarantor”), a NASDAQ listed company incorporated in the State of Delaware in the United States with an office address at 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814; and

(2)
DEG – Deutsche Investitions-und Entwicklungsgesellschaft mbH (“DEG”), a limited liability company organized in the Federal Republic of Germany with its legal office at Belvederestrasse 40, 50933 Köln , Federal Republic of Germany.

Whereas:

(A) By a loan agreement (the “DEG Loan Agreement”) dated [___________] between [the Onshore Borrower] (“Borrower”) and DEG, DEG has agreed to extend to the Borrower a loan in the amount of _________ Million Dollars ($_________) (the “DEG Loan”), on the terms and subject to the conditions set forth in the DEG Loan Agreements.

(B) The Guarantor has been provided with, and hereby acknowledges receipt of, a copy of the Loan Agreement.

(C) It is a condition of the Disbursement under the DEG Loan Agreement that the Guarantor has guaranteed the obligations of the Borrower in respect of the Loan on terms and conditions satisfactory to DEG.

(D) The Borrower is a subsidiary of the Guarantor and the Guarantor will obtain benefits as a result of the DEG Loan made to the Borrower and, accordingly, desires to execute and deliver this Guarantee Agreement in order to satisfy the condition described in the preceding paragraph.

(E) The Guarantor, to induce DEG to make the DEG Loan and, in particular, the first disbursement of the DEG Loan, has agreed to guarantee such obligations of the Borrower.

NOW, THEREFORE, the Guarantor and DEG agree as follows:

ARTICLE I

Definitions and Interpretation

Section 1.1 Defined Terms.  Unless the context otherwise requires, terms defined in the Loan Agreement have the same meanings when used in this Agreement and each of the following terms have the meaning opposite it:

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“Auditors”	BDO Seidman, LLP or its affiliates, or such other internationally reputable accounting firm that the Guarantor appoints from time to time as its auditors;

“Financial Year”
the accounting year of the Guarantor commencing each year on April 1 and ending on the following March 31, or such other period as the Guarantor, with DEG’s consent, from time to time designates as its accounting year.

Section 1.2 Guaranteed Obligations.  In this Agreement, the term “Guaranteed Obligations” means all debts and monetary liabilities of the Borrower to DEG under or in relation to the Loan Agreement,  in any capacity irrespective of whether the debts or liabilities:

(a) are present or future;

(b) are actual or contingent;

(c) are at any time ascertained or unascertained;

(d) are owed or incurred by or on account of the Borrower alone, or severally or jointly with any other Person;

(e) are owed or incurred to or for the account of DEG alone, or severally or jointly with any other Person;

(f) are owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account; or

(g) comprise any combination of the above.

Section 1.3 Interpretation.  In this Agreement, unless the context otherwise requires:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to a Section, Article, paragraph, party, Annex, Exhibit or Schedule is a reference to that Section, Article or paragraph of, or that party, Annex, Exhibit or Schedule to this Agreement;

(d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

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(e) a reference to a party to any document includes that party’s successors and permitted assigns.

ARTICLE II

Guarantee

Section 2.1 Guarantee.  (a)  The Guarantor irrevocably, absolutely and unconditionally:

(i)	as principal obligor and not merely as surety, guarantees to DEG the due and punctual payment of the Guaranteed Obligations; and

(ii)
undertakes with DEG that whenever the Borrower does not pay any amount of the Guaranteed Obligations when due the Guarantor will, upon demand by DEG, pay that amount to DEG, in the currency prescribed in the DEG Local Loan Agreements, and otherwise in the same manner in all respects as the Guaranteed Obligations are required to be paid by the Borrower.

(b) The Guarantor waives notice of acceptance of this Agreement and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by DEG against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor).

Section 2.2 Continuing Guarantee.  (a)  The guarantee contained in this Agreement is a continuing obligation of the Guarantor (and all liabilities to which it applies or may apply under the terms of this Agreement shall be conclusively presumed to have been created in reliance on this Agreement), notwithstanding any settlement of account or the occurrence of any other thing, and shall remain in full force and effect until the Guaranteed Obligations have been fully paid strictly in accordance with the provisions of the DEG Local Loan Agreements, regardless of any intermediate payment or discharge.

(a) The guarantee contained in this Agreement shall be an additional, separate and independent obligation of the Guarantor.

(b) The Guarantor’s obligations under this Agreement can be discharged only by payment and then only to the extent of such payment.  These obligations are not subject to any prior notice to, demand upon or action against the Borrower or to any prior notice to the Guarantor with regard to any default by the Borrower.

Section 2.3 No Set-off.  All payments which the Guarantor is required to make under this Agreement shall be without any set-off, counterclaim or condition.

Section 2.4 Taxes.  (a)  The Guarantor shall pay or cause to be paid all present and future taxes, duties, fees and other charges of whatsoever nature, if any, now or in the future levied or imposed by the Government of the PRC or by any Authority or any jurisdiction through or out of which a payment is made on or in connection with the payment of any and all amounts due under this Agreement.

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(b) All payments due under this Agreement shall be made without deduction for or on account of any such taxes, duties, fees or other charges.

(c) If the Guarantor is prevented by operation of law or otherwise from making or causing to be made such payments without deduction, the amounts due under this Agreement shall be increased to such amount as may be necessary so that DEG receives the full amount it would have received (taking into account any such taxes, duties, fees or other charges payable on amounts payable by the Guarantor under this subsection) had such payments been made without such deduction.

(d) If subsection (c) above applies and DEG so requires, the Guarantor shall deliver to DEG official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of payment.

Section 2.5 Certificate Conclusive.  A certificate of DEG stating:

(a) the amount of the Guaranteed Obligations due and payable; or

(b) any amount due and payable by the Guarantor under this Agreement; or

(c) the amount of the Guaranteed Obligations, whether currently due and payable or not, shall be conclusive in the absence of manifest error.

Section 2.6 Application of Payments.  DEG may apply any amounts received by it or recovered under:

(a) any Security; and

(b) any other document or agreement which is a security for any of the Guaranteed Obligations and any other moneys, in such manner as it determines in its absolute discretion.

Section 2.7 Allocation.  If the Guarantor at any time pays to DEG an amount less than the full amount then due and payable to DEG under this Agreement, DEG may allocate and apply such payment to the Guaranteed Obligations in any way or manner and for such purpose or purposes as DEG in its sole discretion determines, notwithstanding any instruction that the Guarantor might give to the contrary.

ARTICLE III

Saving Provisions

Section 3.1 Waiver of Defenses.  The Guarantor’s obligations under this Guarantee shall not be affected or impaired by any act, omission, circumstance (other than complete payment of the Guaranteed Obligations), matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Agreement or which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor, including (whether or not known to the Guarantor or to DEG):

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(a) any time, waiver, composition, forbearance or concession given to the Borrower or any other person;

(b) any assertion of, or failure to assert, or delay in asserting, any right, power or remedy against the Borrower or any other person, or in respect of any security for the Loan;

(c) any amplification, amendment (however fundamental), variation or replacement of the provisions of any Transaction Document or of any other agreement or security between DEG and the Borrower;

(d) any failure of the Borrower or the Guarantor to comply with any requirement of any law, regulation or order;

(e) the dissolution, liquidation, reorganization or other alteration of the legal status or structure of the Borrower or the Guarantor;

(f) any purported or actual assignment of the Loan by DEG to any other party; or

(g) the DEG Local Loan Agreements or any other Transaction Document being in whole or in part illegal, void, voidable, avoided, invalid, unenforceable or otherwise of limited force and effect.

Section 3.2 Immediate Recourse.  The Guarantor waives any right it may have of first requiring DEG (or any trustee, agent or other person acting on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Agreement.

Section 3.3 Non-Subrogation, etc.  (a)  If any amounts have become payable or have been paid by the Guarantor under this Agreement, the Guarantor shall not, in respect of such monies, seek to enforce repayment, obtain the benefit of any security or exercise any other rights or legal remedies of any kind which may accrue to the Guarantor against the Borrower, whether by way of subrogation, offset, counterclaim or otherwise, in respect of the amount so payable or so paid (or in respect of any other monies for the time being due to the Guarantor from the Borrower) if and for so long as any Guaranteed Obligations remain payable.

The Guarantor shall hold in trust for, and forthwith pay or transfer to, DEG any payment or distribution or benefit of security received by it contrary to this Section 3.3.

(b) Upon the payment and satisfaction in full of all the Guaranteed Obligations and of all sums now or in future becoming due to DEG from the Guarantor pursuant to this Agreement, and provided that DEG is not under any further obligation (actual or contingent) to advance monies to the Borrower under the DEG Local Loan Agreement, the Guarantor, if it has made a payment under this Agreement, shall be entitled to exercise its rights of subrogation to its proportion of all relevant rights of DEG against the Borrower pursuant to the DEG Local Loan Agreement. DEG shall promptly execute, at the expense of the Guarantor, an assignment and such other documents in such form as the Guarantor may reasonably request to transfer such proportion of such rights of DEG against the Borrower to the Guarantor as are required for the

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Guarantor to obtain the full benefit of such subrogation.  The Guarantor shall enforce such rights directly against the Borrower in its own name and not in the name of DEG.

Section 3.4 Bankruptcy or Liquidation of Borrower.  If the Borrower is adjudged bankrupt or insolvent, or a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower, or any substantial part of its property or other assets, is appointed, or the Borrower makes any arrangement with its creditors, or is liquidated or wound up, the Guarantor shall not claim, rank, prove or vote as a creditor of the Borrower or its estate in competition with DEG in respect of any amounts owing to the Guarantor by the Borrower on any account whatsoever, but instead shall give DEG the benefit of any such proof and of all amounts to be received in respect of that proof until all Guaranteed Obligations have been fully paid.

Section 3.5 Appropriation of Monies.  Until all of the Guaranteed Obligations have been irrevocably paid in full, DEG (or any trustee, agent or other person acting on its behalf) may:

(a) refrain from applying or enforcing any other monies, security or rights held or received by DEG (or such trustee, agent or other person) in respect of the Guaranteed Obligations, or apply and enforce the same in such manner and order as it sees fit (whether against the Guaranteed Obligations or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b) hold and keep for such time as it thinks prudent any monies received, recovered or realized under this Agreement, to the credit either of the Guarantor or such other person or persons as it thinks fit or in a suspense account.

Section 3.6 Reinstatement.  (a)  Where any discharge (whether in respect of the obligations of the Borrower, the Guarantor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this Agreement shall continue or shall be reinstated (as the case may be) as if such discharge or arrangement had not occurred.

(b) DEG (or any trustee, agent or other person acting on its behalf) may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

Section 3.7 Additional Security.  This Agreement is in addition to and is not in any way prejudiced by any collateral or other security now or in future held by DEG, nor shall such collateral or other security held by DEG or the liability of any person for all or any part of the Guaranteed Obligations be in any manner prejudiced or affected by this Agreement.

ARTICLE IV

Representations and Warranties

Section 4.1 Representations and Warranties.  The Guarantor represents and warrants that as of the date of this Agreement:

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(a) it is a company duly organized and validly existing under the laws of its place of establishment, and has the corporate power to enter into and deliver and to perform its obligations under this Agreement;

(b) the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized;

(c) this Agreement has been duly executed by it and constitutes its valid and legally binding obligations enforceable in accordance with its terms and would be so treated in the courts of its place of incorporation and any other jurisdiction to which the Guarantor has agreed to submit in this Agreement;

(d) neither the execution and delivery by it of this Agreement nor the performance by it of its obligations under this Agreement conflicts or will conflict with or result in any breach of any of the terms, conditions or provisions of, or violate or constitute a default or require any consent under:

(i) any indenture, mortgage, contract, agreement or other instrument or arrangement to which it is a party or which purports to be binding upon it or any of its property or assets, and will not result in the imposition or creation of any material lien, charge, or encumbrance on, or security interest in, any part thereof pursuant to the provisions of any such agreement, instrument or arrangement; or

(ii) any of the terms or provisions of its memorandum or articles of association or by-laws; or

(iii) any statute, rule or regulation or any judgment, decree or order of any court, governmental authority, bureau or agency known to the Guarantor and binding on or applicable to it; and

(e) all Authorizations required for the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder, have been duly obtained or granted and are in full force and effect.

Section 4.2 DEG Reliance.  (a)  The Guarantor acknowledges that it makes the representations in Section 4.1 with the intention of inducing DEG to enter into this Agreement and the Loan Agreement and that DEG enters into this Agreement and the DEG Loan Agreement on the basis of, and in full reliance on, each of such representations.

(b) The Guarantor warrants to DEG that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

Section 4.3 Rights and Remedies not Limited.  DEG’s rights and remedies in relation to any misrepresentation or breach of warranty on the part of the Guarantor are not prejudiced:

(a) by any investigation by or on behalf of DEG into the affairs of the Guarantor;

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(b) by the execution or the performance of this Agreement; or

(c) by any other act or thing which may be done by or on behalf of DEG in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

ARTICLE V

Covenants

Section 5.1 Guarantor’s Affirmative Covenants.  Unless DEG otherwise agrees in writing, Guarantor shall:

(a) Clinic Dividends.  Ensure that: (i) all dividends and distributable profits from the Clinics are, to the extent not payable to relevant domestic joint venture partners or domestic co-investors, distributed directly or indirectly through an Affiliate to the Borrower or the Guarantor and not through any other Person; and (ii) all income from any management contracts between any Clinic and the Guarantor or any other company affiliated with the Guarantor is paid directly or indirectly to the Guarantor or the Borrower;

(b) Quarterly Reports.  As soon as available or within sixty (60) days after the end of each quarter of each Financial Year, whichever is later, furnish to DEG two (2) copies of its financial statements for such period prepared on a Consolidated Basis in accordance with the Accounting Principles, which requirement is deemed satisfied if such filings have been made publicly available and a notice has been sent to DEG regarding the availability of those filings;

(c) Annual Reports.  As soon as available or within one hundred and twenty (120) days after the end of each Financial Year, whichever is later, furnish to DEG two (2) copies of its financial statements for such Financial Year (which are in agreement with its books of account and prepared on a Consolidated Basis in accordance with the Accounting Principles), together with an audit report on them, all in form reasonably satisfactory to DEG, which requirement is deemed satisfied if such filings have been made publicly available and a notice has been sent to DEG regarding the availability of those filings;

(d) Auditor Certification.  As soon as available or within one hundred and twenty (120) days after the end of each Financial Year, whichever is later, provide a report by the Auditor certifying that, on the basis of its financial statements, Guarantor was in compliance with financial covenants under this Agreement (including a clear methodology of the calculation of such covenants); and

(e) Filings.  Provide DEG a copy of all filings that have been made by Guarantor with the Securities and Exchange Commission of the United States and/or other Stock Exchange on which Guarantor stock is listed within five (5) Business Days after relevant filling is made which requirement is deemed satisfied if such filings have been made available through EDGAR and a notice has been sent to DEG regarding the availability of those filings in EDGAR.

Section 5.2 Guarantor’s Negative Covenants.  Unless DEG otherwise agrees, Guarantor shall not:

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(a) Financial Debt.  Incur any additional Financial Debt, unless after giving effect of such debt transaction:

(i)	the Liabilities to Tangible Net Worth Ratio is not greater than 1.2; and

(ii)	The Peak Debt Service Coverage Ratio is not less than 1.2.

(b) Dividends.  declare or pay any cash dividend, make any other cash distribution on its equity, or make any payment under any shareholder loans unless:

(i)	the Project Physical Completion Date of both Projects has occurred;

(ii)	first principal repayment of the Loan has been made;

(iii)	in the case of dividends, such payment would be made out of retained earnings;

(iv)	the Peak Debt Service Coverage Ratio is not less than 1.2 and

(v)	after giving effect to such payment:

(A)	no Event of Default or Potential Event of Default exists or is continuing;

(B)	the Current Ratio is not less than 1.5; and

(C)	the Liabilities to Tangible Net Worth Ratio is not greater than 1.0.

(c) Guarantees.  Guarantee or assume the Liabilities of others except for its Subsidiaries;

(d) Leases.  Enter into leases other than Financial Leases, if the aggregate payments are in excess of $2,000,000 in any financial year;

(e) Loans.  Make loans or advances to, deposits (except commercial bank deposits) with or investments in other persons except for its subsidiaries other than short-term investment grade marketable securities;

(f) Merger of Subsidiaries.  Merge, consolidate, reorganize, or dispose of any of the Borrower or Beijing UFH or Beijing United Family Health Center or Shanghai United Family Hospital Inc., or merge, consolidate, reorganize, or dispose of any other Subsidiaries if such action has or could reasonably be expected to have a Material Adverse Effect;

(g) Practices.  Engage in any corrupt, fraudulent, coercive, collusive or obstructive practice related to the Projects; and

(h) Make any principal payment of the Tranche B Note or Tranche C Note, each as defined in the Security Purchase Agreement by and between Chindex and Magenta Magic

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Limited, dated November 7, 2007, in each case before the maturity of such Tranche B Note and Tranche C Note, as the case may be.

(i) Liens on Equity in the Borrower.  Encumber, mortgage, pledge or otherwise secure any interest in the registered capital of the Borrower for the benefit of any third party, other than to IFC and DEG and in accordance with the Share Pledge Agreement.

ARTICLE VI

Miscellaneous

Section 6.1 Notices.  Any notice, request or other communication to be given or made under this Agreement to DEG or to the Guarantor shall be in writing and shall be deemed to have been duly given or made when it is delivered by hand, airmail, established courier service or facsimile to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party has designated by notice to the other party hereto.

For the Guarantor:

Chindex International, Inc.
4340 East West Highway, Suite 1100
Bethesda, Maryland 20814

Attn:  Roberta Lipson, CEO
Lawrence Pemble, CFO

Facsimile:   301-215-7719
502-427-0409

With a copy sent by e-mail to the attention of Roberta Lipson, CEO, and
Lawrence Pemble, CFO, at:

E-mail addresses:  rlipson@Chindex.com and
 lpemble@chindex.com

For DEG:

DEG – Deutsche Investitions-und Entwicklungsgesellschaft mbH
Belvederestrasse 40
50933 Köln
Federal Republic of Germany
Facsimile:  + 49-221- 4986-1290

Section 6.2 English Language.  All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English satisfactory to DEG certified by a representative of the Guarantor, which translation shall be the governing version between the Guarantor and DEG.

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Section 6.3 Expenses.  The Guarantor shall pay to DEG or as DEG may direct:

(a) the fees and expenses of DEG’s counsel in the PRC, Delaware and New York incurred in connection with:

(i)	the preparation and/or review, execution and, where appropriate, stamping or registration of this Agreement;

(ii)	the giving of any legal opinions required by DEG under this Agreement; and

(iii)	any amendment, supplement or modification to, or waiver under, this Agreement; and

(b) the costs and expenses incurred by DEG in relation to the enforcement or protection or attempted enforcement or protection of its rights under this Agreement, including legal and other professional consultants’ fees.

Section 6.4 Remedies and Waivers.  No failure or delay by DEG in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of DEG. No single or partial exercise of such a right shall preclude its additional or future exercise.  No such waiver shall waive any other right under this Agreement.  All waivers or consents given under this Agreement shall be in writing.

Section 6.5 Jurisdiction and Enforcement.  (a)  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

(b) For the exclusive benefit of DEG, the Guarantor irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought by DEG in the courts of the State of New York or of the United States of America located in the Southern District of New York.  Final judgment against the Guarantor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the PRC, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c) By the execution of this Agreement, the Guarantor irrevocably submits to the non-exclusive jurisdiction of such Court in any such action, suit or proceeding and designates, appoints and empowers CT Corporation System, with offices currently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent to receive for and on its behalf service of the writ of summons or other legal process in any such action, suit or proceeding in the State of New York.

(d) Nothing in this Agreement shall affect the right of DEG to commence legal proceedings or otherwise sue the Guarantor in the PRC or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the Guarantor in any manner authorized by the laws of any such jurisdiction.

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(e) As long as this Agreement remains in force, the Guarantor shall maintain a duly appointed agent for the service of summons, complaint and other legal process in New York, New York, United States of America, for purposes of any legal action, suit or proceeding brought by DEG in respect of this Agreement. The Guarantor shall keep DEG advised of the identity and location of such agent.

(f) The Guarantor also irrevocably consents, if for any reason the Guarantor’s authorized agent for service of process of summons, complaint and other legal process in any such action, suit or proceeding is not present in New York, New York, to service of such papers being made out of those courts by mailing copies of the papers by registered United States air mail, postage prepaid, to the Guarantor at its address specified in Section 6.1.  In such a case, DEG shall also send by telex or facsimile, or have sent by telex or facsimile, a copy of the papers to the Borrowers.

(g) Service in the manner provided in subsection (f) above in any such action, suit or proceeding will be deemed personal service, will be accepted by the Guarantor as such and will be valid and binding upon the Guarantor for all purposes of any such action, suit or proceeding.

(h) The Guarantor irrevocably waives to the fullest extent permitted by applicable law:

(i) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in this Section;

(ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum;

(iii) its right of removal of any matter commenced by DEG in the courts of the State of New York to any court of the United States of America; and

(iv) any and all rights to demand a trial by jury in any such action, suit or proceeding brought against the Guarantor by DEG.

(i) To the extent that the Guarantor may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Guarantee from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction such immunity (whether or not claimed), may be attributed to it or its assets, the Guarantor irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

(j) The Guarantor hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement brought against DEG in any forum in which DEG is not entitled to immunity from a trial by jury.

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(k) To the extent that the Guarantor may, in any suit, action or proceeding brought in any of the courts referred to in paragraph (b) above or a court of the PRC or elsewhere arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring DEG in such suit, action or proceeding to post security for the costs of the Guarantor (cautiojudicatumsolvi), or to post a bond or to take similar action, the Guarantor hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the PRC or, as the case may be, the jurisdiction in which such court is located.

Section 6.6 Successors and Assigns.  This Agreement binds and inures to the benefit of the respective successors and assigns of the parties, except that the Guarantor may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of DEG.  The benefit of this Agreement may be freely and unconditionally assigned, transferred or otherwise disposed of, in whole or in part, by DEG to any other person, corporate or otherwise.

Section 6.7 Amendment.  Any amendment of any provision of this Agreement shall be in writing and signed by the parties.

Section 6.8 Counterparts.  This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

CHINDEX INTERNATIONAL, INC.

By:
Authorized Representative
	Name:	(print)
Title:

DEG - Deutsche Investitions-und Entwicklungsgesellschaft mbH

By:
Authorized Representative
	Name:	(print)
Title:

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EXHIBIT 2

FORM OF MORTGAGE AGREEMENT

Mortgage Agreement

between

[ONSHORE BORROWER]

and

[LENDER]

Dated _________, 200[   ]

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MORTGAGE AGREEMENT

This MORTGAGE AGREEMENT (the “Agreement”) is made and entered into as of _________, 200[  ], by and between:

(1)
[Onshore Borrower] (the “Borrower”), a [Chinese-foreign equity joint venture enterprise] with limited liability organized and existing under the laws of the People’s Republic of China (“PRC”) with its legal address at: [                      ], PRC; and

(2)	[Lender] (“Lender”), with its office at ____________________________________________.

in accordance with the PRC Property Rights Law (the “Property Rights Law”), the PRC Security Law (the “Security Law”), the Law of the PRC on the Administration of Urban Real Property (the “Real Property Law”), the Provisional Regulations of the PRC on the Grant and Transfer of State-Owned Land-Use Rights in Cities and Townships, the Measures on Movable Assets Mortgage Registration, the Administrative Measures on Registration of Rights and Ownership of Buildings in Cities, as amended, the Notice on Issues Concerning Registration of Land-Use Rights Mortgage and other relevant laws and regulations of the PRC.

WHEREAS:

(A)            Subject to the terms and conditions of a Loan Agreement dated [ ], 200[ ] between the Borrower and Lender (the “Loan Agreement”), Lender has agreed to lend the Borrower up to [        ] Dollars ($        ) (the “Loan”);

(B)            In consideration of, and as security for, the amounts provided by Lender under the Loan Agreement the Borrower has agreed to provide certain collateral (the “Collateral”, as defined in Article 1 below) to Lender, as security for the repayment of such amounts and other Secured Obligations (as defined in Article 1 below).

NOW, THEREFORE, in consideration of the promises and the mutual covenants described hereafter, the Borrower and Lender agree as follows:

ARTICLE I

Definitions and Interpretation

Section 1.01.  Definitions.  Unless otherwise defined, or the context otherwise requires, terms defined in the Loan Agreement have the same meanings

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when used in this Agreement and the following terms shall have the meanings opposite them:
“Approvals”

any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authorization, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period, and all corporate, creditors’ and shareholders’ approvals or consents or authorizations;

“Authority”	any government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity;
“Board”	the Board of Directors of the Borrower, as constituted from time to time;
“Building Ownership Certificate(s)”

the Building Ownership Certificate(s) in the name of the Borrower issued by [            ] Real Estate Administration Commission evidencing the Borrower’s ownership of the Buildings, copies of which are attached hereto as part of Schedule 2;

“Buildings”

the buildings, plant, improvements, premises, structures, fixtures and facilities located on the Project Site, including those under construction, each as more particularly described in Schedule 2 to this Agreement and all other buildings, improvements, premises, structures, fixtures, attachments and facilities now or in the future to be located on the Project Site;

“Business Day”	a day when banks are open for business in New York, New York and Beijing, PRC;
“Certificate of Other Rights”	the security registration certificate issued by appropriate land and real estate administration bureaus in respect of the Collateral;

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“Collateral”

all or any part of the following: (i) the Land-Use Rights, (ii) the Buildings; (iii) the Equipment; and (iv) any cash or other proceeds from the rental, sale or other disposition of any of (i), (ii) or (iii) above;

“Construction Contracts”

the agreements entered into or to be entered into by or on behalf of the Borrower for the provision of building and civil works of the Project, including engineering, procurement, construction, erection, installation and commissioning;

“Disbursement”	any disbursement of the Loan;
“Dollars” and “$”	the lawful currency of the United States of America;
“Equipment”

certain equipment and machinery and other movables owned by the Borrower and located on the Project Site, including those being installed and/or commissioned, each as more particularly described in Schedule 3 to this Agreement, and all other equipment, machinery and movables now or in the future to be located on the Project Site that are or will be owned by the Borrower;

“Event of Default”	has the meaning ascribed thereto in the Loan Agreement.
“Investment Documents”	the Loan Agreement and any and all documents executed by the Borrower and Lender in connection with the Loan Agreement;
“Land Grant Contract”	[ ]
“Land-Use Rights”	the existing granted land-use rights for the Mortgaged Lands as described in the Land-Use Rights Certificate(s) and any future granted land use rights acquired by the Borrower for the Project;
“Land-Use Rights Certificate(s)”	the State-Owned Land-Use Certificate(s) (No. [ ]) issued by the [ ] Municipal Land Administration on [ ],

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covering an area of [       ] square meters and located on the [                        ], China, granting to the Borrower a land use right to the Project Site for industrial use during [           ] and [         ], a copy of which is attached as part of Schedule 1 to this Agreement;

“Lien”

any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, right of set-off, counterclaim or banker’s lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law;

“Loan Agreement”	has the meaning ascribed thereto in the introduction to this Agreement;
“Loan”	has the meaning ascribed thereto in the introduction to this Agreement;
“Mortgaged Lands”

the land with a total area of [          ] square meters, as more particularly described in the Land-Use Rights Certificate(s), attached hereto as part of Schedule 1 and any land acquired by the Borrower  in the future;

“Mortgage Registration Certificate”	the security registration certificate issued by appropriate administration of industry and commerce in respect of the Collateral;
“People’s Court”	the courts in the PRC;
“Person”

any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Potential Event of Default”	has the meaning ascribed thereto in the Loan Agreement;
“PRC”	the People’s Republic of China;

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“Project”	has the meaning ascribed thereto in the Loan Agreement;
“Project Site”	the existing parcel of land designated and identified in the Land Use Rights Certificate(s) and any parcel of land acquired by the Borrower in the future for the Project;
“Property Rights Law”	has the meaning ascribed thereto in the introduction to this Agreement;
“Real Property Law”	has the meaning ascribed thereto in the introduction to this Agreement;
“Receiver”

any receiver, agent, administrator or other similar officer appointed by Lender for the purpose of taking any action or exercising any rights in connection with the enforcement of the security created by this Agreement, which Receiver shall exercise his powers hereunder as agent of, and at the cost of, the Borrower and provided that Lender shall not be under any obligation to appoint a Receiver unless required to do so by applicable law;

“Relevant Certificates and
Documents”
the certificates and documents relating to the rights, title and/or interests in or to the Collateral, including the Land-Use Rights Certificate(s) the Building Ownership Certificate(s), the Certificates of Other Rights，the Mortgage Registration Certificate and any of  the above documents to be obtained in the future by the Borrower;

“Secured Obligations”

at any time and from time to time, all amounts payable by the Borrower to Lender in respect of principal, interest, fees and other amounts or charges and otherwise (including any amounts in respect of liquidated damages, compensatory damages and enforcement costs) in respect of the Loan under or in connection with the Loan Agreement and any and all other agreements, documents or instruments

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executed by the Borrower and/or Lender in connection with the Loan, all in Dollars;
“Security Law”	has the meaning ascribed thereto in the introduction to this Agreement;
[“[ ] Customs”	the [ ] Administration of Customs;]
“[ ] AFE”	the [ ] Municipal Administration of Foreign Exchange;
“[ ] AIC”	the [ ] Municipal Administration of Industry and Commerce;
“[ ] BLR”	[ ] Municipal Bureau of Land and Resources; and
“[ ] REAC”	the [ ] Municipal Real Estate Administration Commission.

Section 1.02.  Interpretation. In this Agreement, unless the context otherwise requires:

(a)            headings are for convenience only and do not affect the interpretation of this Agreement;

(b)            words importing the singular include the plural and vice versa;

(c)            a reference to a natural person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and any governmental authority or agency;

(d)            a reference to a Section, Article, Schedule, Appendix or party is a reference to that Section or Article of, or that Schedule, Appendix or party to, this Agreement;

(e)            a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(f)            a reference to a party to any document includes that party’s successors and permitted assigns;

(g)            the word “including” shall mean “including without limitation” or “including but not limited to;” and

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(h)            all Authorities referred to in this Agreement shall be construed as including any successor or substitute Authority thereof having the same or substantially the same functions and powers.

ARTICLE II

Mortgage

Section 2.01.  Mortgage.  As continuing security for the payment and discharge in full of all the Secured Obligations, the Borrower hereby grants to Lender a first priority mortgage over the Collateral in accordance with the Property Rights Law, the Security Law and other relevant laws and regulations of the PRC.

Section 2.02.  Enforcement. The security created by this Agreement shall become enforceable immediately upon the occurrence and during the continuance of an Event of Default under the Loan Agreement.

Section 2.03.  Actions in Connection with Enforcement. At any time after the occurrence of an Event of Default that is continuing under the Loan Agreement, Lender shall have the right (which right the Borrower irrevocably consents and agrees to and acknowledges) to the extent permitted by applicable law, either in person or through any Receiver, to take any one or more of the following actions at Lender’s option:

(a)            to take possession of, get in, collect and receive all or any part of the Collateral for the purpose (in the opinion of Lender) of converting all or any part of the Collateral into value and/or obtaining proceeds from the auction or sale of all or any part of the Collateral;

(b)            to convert all or any part of the Collateral into value and/or obtain proceeds from the auction or sale of all or any part of the Collateral;

(c)            to commission the relevant organization or Authority to auction all or any part of the Collateral;

(d)            to apply to the relevant Authority or Authorities for the lawful sale or disposal of all or any part of the Collateral at a price considered by Lender to be reasonable;

(e)            with a view to selling all or any part of the Collateral (or offering it for sale) to repair, replace, improve and/or develop such Collateral and to apply for any appropriate permission, license, consent or approval in connection therewith;

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(f)            to sever any attachments or fixtures and to sell them apart from the land or buildings on or to which they are attached, and to uninstall, disassemble or sever any equipment, machinery or other movables and to sell them apart from any other equipment, machinery, other movables, plants or facilities to which they are attached or associated;

(g)            for the purpose of converting all or any part of the Collateral into value and/or obtaining proceeds from the auction or sale of all or any part of the Collateral, to sell, exchange, license or otherwise dispose of or in any way whatsoever deal with the Collateral for such consideration (if any), including shares, debentures or any other securities whatsoever, and upon such terms as Lender may reasonably think fit;

(h)            for the purpose of converting all or any part of the Collateral into value and/or obtaining proceeds from the auction or sale of all or any part of the Collateral, to make any leases whatsoever of the Collateral and, with or without consideration, to accept or agree to accept surrenders of leases of the Collateral in such circumstances, for such purposes and upon such terms whatsoever as Lender may reasonably think fit, and to vary the terms of any lease affecting the Collateral and to act in relation to any review of the rent under such lease in such manner as Lender may reasonably think fit;

(i)            to insure, repair, improve, replace, exploit and/or develop the Collateral in any manner;

(j)            to bring, defend, submit to arbitration, negotiate, compromise, abandon and/or settle any claims and/or proceedings concerning the Collateral;

(k)            for the purpose of converting all or any part of the Collateral into value and/or obtaining proceeds from the auction or sale of all or any part of the Collateral, generally to carry out, or cause or authorize to be carried out, any transaction or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the Collateral which Lender may reasonably consider expedient as effectively as if Lender were solely and absolutely entitled to the Collateral;

(l)            in connection with the exercise of any of its powers, to execute or do, or cause or authorize to be executed or done, on behalf of or in the name of the Borrower or otherwise, as Lender may reasonably think fit, all documents, acts or things which Lender may reasonably consider appropriate;

(m)            to take such other actions as are appropriate to satisfy the Secured Obligations, in accordance with the Property Rights Law, the Security Law and other relevant laws and regulations;

(n)            to exercise all rights and privileges of the Borrower provided in any or all of the Construction Contracts and other contracts or agreements relating

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to the Collateral on behalf or in the name of the Borrower, as Lender may reasonably think fit;

(o)            to take possession of, collect, manage and use the Collateral and exercise any or all the Borrower’s rights and privileges in respect of the Collateral to the exclusion of the Borrower as if Lender were the beneficial owner of the Collateral ; and

(p)            in each case, to be compensated in full and in first priority from the funds and proceeds obtained through any such actions to the extent of the Secured Obligations and any expenses related thereto.

Section 2.04. Deficiency or Surplus.  If the funds obtained as the result of the actions set out in Section 2.03 above are insufficient to satisfy in full the Secured Obligations and all expenses related hereto, Lender shall have the right to claim the deficiency from the Borrower. If any balance remains after the payment in full of the Secured Obligations and all expenses related hereto, such balance shall be returned to the Borrower or applied as otherwise required by applicable law, and Lender shall, at the cost and expense of the Borrower (including any costs of notarization, registration and obtaining of any approvals from any relevant Authority), execute and deliver to the Borrower proper instruments evidencing the termination and release of this Agreement.

Section 2.05. Appointment of Attorney. (a) As further security for the performance of its obligations under this Agreement and for conferring on Lender the benefit of the rights expressed to be conferred hereunder, the Borrower hereby irrevocably appoints and constitutes, until the Secured Obligations have been paid and discharged in full, Lender, as the Borrower’s true and lawful attorney with full power (in the name of the Borrower or otherwise) to, after the occurrence and during the continuance of an Event of Default, exercise any or all of the Borrower’s rights and carry out any or all of the Borrower’s obligations hereunder, to demand and receive any and all moneys and claims for moneys due or to become due arising out of the Collateral, to enforce any provision thereof, to give valid receipts and discharges, and generally to file any and all claims or take any and all lawful actions or institute any and all proceedings that may be necessary for the purpose of putting into effect the intent of this Agreement.

(b)            The Borrower hereby consents, acknowledges and agrees that Lender and its agents shall not be liable for any loss, damage, cost, expense, impairment, diminution or devaluation of the Collateral caused by or resulting or arising from or in connection with any act or failure to act by Lender or its respective agents under this Agreement or in relation to the Collateral, unless directly caused by the gross negligence or willful misconduct of Lender or such agents.

Section 2.06. Power to Delegate. After notifying the Borrower, Lender may at any time and from time to time delegate by power of attorney or in any

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other manner to any Person(s) all or any of the rights, powers and discretions exercisable by any or all of them under Section 2.03 above. Any such delegation may be made upon such terms (including the power to sub-delegate) and subject to such conditions as Lender may deem appropriate in its discretion.

Section 2.07.  No Discharge. The obligations of the Borrower under this Agreement shall not be discharged or impaired by:

(a)            any invalidity, unenforceability or other defect relating to any of the Investment Documents or any security relating to any such documents; or

(b)            any amendment to or variation of any of the Investment Documents or any security relating to any such documents, other than amendments made in accordance with the terms thereof; or

(c)            any release of or granting of time or any other indulgence to the Borrower or any third party, other than a release of, granting of time or any other indulgence granted by the Lender to the Borrower in accordance with the terms of the Investment Documents; or

(d)            any winding up, dissolution, reconstruction or reorganization, legal limitation, incapacity or lack of corporate power or authority or other circumstances of, or any change in the constitution or corporate identity or loss of corporate identity by, the Borrower or any other Person; or

(e)            any other act, event, neglect or omission which would or might but for this Section operate to impair or discharge the Borrower’s liability hereunder.

ARTICLE III

Representations and Warranties

Section 3.01.  Representations and Warranties The Borrower represents and warrants to Lender that:

(a)            The Borrower is a Sino-foreign joint venture enterprise duly incorporated and validly existing under the laws of the People’s Republic of China and has the corporate power to enter into, and comply with its obligations under this Agreement.

(b)            The Land Grant Contract, Land-Use Rights Certificate(s), the Building Ownership Certificate and the Construction Contracts are each in full force and effect. The Borrower has the full right to use and enjoy the Project Site and to own/use the Collateral, and to assign and mortgage the land use rights for the Project Site until the expiration of the term as provided the Land Grant Contract and the Land-Use Rights Certificate(s). The Borrower has paid, or made

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satisfactory arrangements for the payment when due all fees for the rights under the Land-Use Rights Certificate(s), and has performed in a timely manner all other material obligations that are set out in the Land Grant Contract, Land-Use Rights Certificate(s), the Building Ownership Certificate(s) and the Construction Contracts.

(c)            The Borrower (i) is in compliance with the material requirements of the Land Grant Contract Land-Use Rights Certificate(s) and the Building Ownership Certificate(s); (ii) has paid or made satisfactory arrangements for the payment when due, all costs, fees and expenses of and for the development of the Project Site and for the procurement, importation, transportation, erection, installation, testing and commissioning of the Equipment; (iii) has obtained, or will obtain when necessary, all Approvals required for the development and use of the Project Site; and (iv) has performed all material obligations with regard to the use or development of the Project Site in accordance with the requirements of the Land Grant Contract Land-Use Rights Certificate(s), Building Ownership Certificate(s), and any other related applicable Approvals.

(d)            The execution and enforcement of this Agreement by the Borrower does not and will not violate the provisions of (i) any applicable law, (ii) any relevant Approval, or (iii) the terms or conditions of the Land Grant Contract, the Land-Use Rights Certificate(s) or the Building Ownership Certificate(s). This Agreement has been duly executed by the, and is the legal, valid and binding obligation of the Borrower and enforceable against the Borrower in accordance with the terms hereof.

(e)            All the information and documents provided to Lender in connection with this Agreement and the Collateral are true, complete and correct in all material respects.

(f)            The Borrower has duly obtained , or will obtain when necessary, all required Relevant Certificates and Documents, including all required certificates, permits and approvals from applicable Authorities for all Buildings and all Equipment.

(g)            None of the representations and warranties in this Section 3.01 omits any information or matter the omission of which makes any of such representations and warranties inaccurate or misleading in any material respects.

Section 3.02. Reliance.  The Borrower acknowledges and agrees that it makes the representations and warranties in Section 3.01 above with the intention of inducing Lender to enter into this Agreement and the Loan Agreement, and that Lender has entered into this Agreement and the  Loan Agreement on the basis of, and in full reliance on, each of such representations and warranties being true, accurate and complete.

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Section 3.03.  Rights and Remedies not Limited. The rights and remedies of Lender in relation to any misrepresentations or breach of warranty by the Borrower shall not be prejudiced by:

(a)            any investigation by or on behalf of any of Lender into the affairs of the Borrower;

(b)            the execution or performance of this Agreement; or

 (c)            any other act or thing which may be done by or on behalf of Lender in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

ARTICLE IV

Covenants

Section 4.01. Affirmative Covenants. Throughout the term of this Agreement, the Borrower covenants and agrees as follows:

(a)            The Borrower shall (i) maintain the Collateral in good repair and condition, and (ii) protect the Collateral from any material damage or impairment, normal wear and tear excepted.

 (b)            The Borrower shall perform in a timely fashion all its material obligations under the Land Grant Contract, Land-Use Rights Certificate(s) and the Building Ownership Certificate(s), including the payment of all relevant fees, considerations, taxes and other amounts payable by the Borrower in respect of the Project Site, and shall comply with all applicable laws and regulations of the PRC relating to the Project Site.

(c)            To protect and perfect rights of Lender hereunder, including Lender’s first priority security interest in the Collateral, the Borrower shall file and register with (i) the [      ] REAC and the [      ] BLR; (ii) the [        ] AIC; (iii) the [        ] AFE; (iv) the [      Customs]; and (v) any other relevant Authorities: (A) all required documents, executed by the necessary Persons, to effect the release of all existing Liens with respect to the Collateral covered under this Agreement in favour of Persons other than Lender, and such Liens shall have been released in accordance with PRC law within five (5) Business Days after the execution of this Agreement and as an integrated transaction herewith, (B) this Agreement and all other required documents within five (5) Business Days after the execution of this Agreement, and (C) each amendment or supplement to any such document within five (5) Business Days after the signing of such amendment or supplement, and after completing such registrations shall provide evidence thereof satisfactory to Lender. The Borrower shall ensure that all relevant registration and approval documents specifically name Lender as the secured

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lender. The Borrower shall obtain all Approvals necessary for all such registrations and for this Agreement and any such amendment and supplement to be legally effective, valid, binding and enforceable against the Borrower in accordance with the terms hereof and thereof.

(d)            Promptly upon obtaining of a land use right certificate for any new parcel of land acquired by the Borrower after the date of this Agreement, the Borrower shall execute and deliver to Lender a Supplemental Mortgage Agreement in the form of Schedule 4 to this Agreement, and take such other actions as are necessary, to record and perfect Lender’s first priority mortgage over such land use rights. Each such Supplemental Mortgage Agreement shall constitute a supplement to this Agreement.

(e)            Promptly upon the completion of any Building which was not completed prior to the date of this Agreement, the Borrower shall obtain the Building Ownership Certificate pertaining to said Building from the [ ] REAC and/or other relevant Authority and promptly file and register each such document with the [ ] REAC, [ ] AIC and/or such other relevant Authority and shall execute and deliver to Lender a Supplemental Mortgage Agreement in the form of Schedule 4 to this Agreement, and take such other actions as are necessary, to record and perfect Lender’s first priority mortgage over each such Building. Each such Supplemental Mortgage Agreement shall constitute a supplement to this Agreement.

(f)            [Immediately after any imported Equipment for the Project is no longer subject to customs supervision (the details of each item of the Equipment currently subject to customs supervision and the remaining supervision periods are described in detail in Schedule 3) ] and promptly upon the acquisition of any new Equipment after the date of this Agreement which is not subject to the customs supervision,  the Borrower shall obtain title documents or certificates to said Equipment from the relevant Persons and/or relevant Authorities and promptly file and register, as necessary, each such document or certificate and shall execute and deliver to Lender a Supplemental Mortgage Agreement in the form of Schedule 4 to this Agreement, with the [       ] AIC and/or such other relevant Authority and take such other actions as are necessary, to record and perfect Lender’s first priority mortgage over each such item of Equipment. Each such Supplemental Mortgage Agreement shall constitute a supplement to this Agreement.

(g)            The Borrower shall promptly obtain all other Approvals, execute all other documents and instruments and do all other acts and things as Lender may reasonably request from time to time to carry out the matters and transactions contemplated in this Agreement or in any document required to be delivered in connection herewith, including such Approvals, executions, acts and things as are necessary to perfect, protect or enforce the interests of Lender created hereunder or intended to be created hereunder or for facilitating the realization of the

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Collateral or the exercise of any right, power or discretion exercisable by Lender in respect of the Collateral.

(h)            In respect of any Building that is under construction or any Equipment that has not yet been acquired and installed at the Project Site, the Borrower shall prior to the Supplemental Mortgage Agreement contemplated above in Section 4.01(__) or Section 4.01(__) obtain a duly signed Contractor’s Consent & Agreement from the relevant contractors in the form attached as Schedule 5 to this Agreement.

(i)            The Borrower shall ensure that there shall be no claim made against it or the Collateral by any contractor pursuant to Article 286 of the Contract Law of the PRC.

Section 4.02. Negative Covenants. Unless Lender otherwise consents to such action or matter in writing in advance, throughout the term of this Agreement, the Borrower shall not:

(a)            unless otherwise permitted by the Loan Agreement, sell, lease, assign, convey, transfer or otherwise dispose of any of the Collateral, or agree to do any of the foregoing, except for the replacement of items of the Collateral (with comparable items having a value equal to or greater than the value of the items replaced) which are required by normal wear and tear in the ordinary course of business or in connection with a casualty event for which insurance proceeds are obtained; any purported sale, lease, assignment, conveyance, transfer or other disposal of any of the Collateral, except as expressly permitted in this Section 4.02(a), shall be invalid;

(b)            unless otherwise permitted by the Loan Agreement, waive any rights with respect to any of the Collateral;

ARTICLE V

Custody of Relevant Certificates and Documents

Section 5.01.  Custody of Relevant Certificates and Documents.  Except as otherwise required by any applicable laws or regulations, all Relevant Certificates and Documents shall be held by Lender (or a nominee on behalf of Lender) during the term of the Loan Agreement and shall be returned to the Borrower after the security created by this Agreement has lapsed and been discharged. In order to maintain the validity of the Relevant Certificates and Documents and to the extent required by any applicable laws and regulations, agrees to allow the Borrower access to such Relevant Certificates and Documents upon request, and with reasonable notice, and to present them to the relevant Authorities for such

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purpose.  Lender shall take all necessary measures to prevent the Relevant Certificates and Documents from being lost or damaged when they are in Lender’s custody.

ARTICLE VI

Effectiveness

Section 6.01.  Effectiveness.  Unless otherwise provided by PRC law, the security created by this Agreement shall become effective against the various items of Collateral when the relevant registrations referred to in Section 4.01(b) for such Collateral have been completed.

ARTICLE VII

Miscellaneous

Section 7.01.  Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. The notice, request or other communication may be delivered by hand, airmail, facsimile or established courier service to the party’s address specified below or at such other address as such party notifies to the other parties from time to time. Any notice, request or other communication from the Borrower shall only be effective upon receipt by Lender or, in the case of delivery by hand or by established courier service, upon refusal to accept delivery when delivered to Lender during normal business hours. Any notice, request or other communication from Lender shall be effective upon receipt by the Borrower, or when deemed to be received by the Borrower (a) in the case of delivery by hand or by established courier service, upon refusal to accept delivery when delivered to the Borrower during normal business hours, or (b) in the case of delivery by facsimile, on the day it is transmitted, provided that transmission is proved, in the case of a facsimile, by the appearance of the Borrower’s facsimile number on the facsimile transmission report of Lender’s facsimile machine.

For the Borrower:

[                                      ]
Attention:   [                    ]
Facsimile:    0086-[                   ]

For Lender:

[                                      ]
Facsimile:    [                   ]

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Attention:    [                   ]
With a copy (in the case of communications relating to payments) sent to the attention of ________________________, at:

Facsimile:    [                   ]

With a copy to:

Facsimile:    [                   ]

Attention:    [                   ]

Section 7.02.  Language. Any notice, request or other communication to be given or made under this Agreement shall be in English, or if in another language, shall, if Lender so requests, be accompanied by a translation into English satisfactory to the Lender and certified by an Authorized Representative of the Borrower, which translation shall be the governing version among the relevant parties.

Section 7.03.  Termination of Agreement. This Agreement shall continue in force until all the Secured Obligations have been paid and discharged in full in accordance with the terms of the Loan Agreement.

Section 7.04.  Applicable Law and Jurisdiction. (a) This Agreement is governed by and shall be construed in accordance with the laws of the PRC.

(b)            In the event of any dispute in the interpretation or enforcement of this Agreement, Lender shall be entitled to commence a legal action in the People’s Court of relevant jurisdiction to interpret or enforce the provisions hereof.

Section 7.05.  Severability. Any provision of this Agreement which is prohibited or unenforceable by reason of any present or future law in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.06.  Successors and Assigns.  This Agreement binds and benefits the respective successors and assigns of the parties. However, the Borrower may not assign or delegate any of its rights or obligations under this Agreement without Lender’s prior written consent.

Section 7.07.  Amendment. Any amendment of any provision of this Agreement shall be in writing and signed by the parties.

Section 7.08.  Borrower’s Waiver.  The Borrower hereby waives all objections, denials and challenges to the validity and binding force of this Agreement.

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Section 7.09.  Execution Copies. This Agreement has been written in Chinese and English in [     ] ( ) originals each, all of which constitute one and the same agreement. Each party shall hold one (1) set of Chinese and English originals. Both language versions shall be equally authentic.

Section 7.10.  Remedies and Waivers.  No forbearance, extension of time limit or delay on the part of Lender in exercising its rights, powers and discretions hereunder against any default or delay on the part of the Borrower shall prejudice, affect or limit any of the rights, powers and discretions to which Lender is entitled under this Agreement and as a creditor under the general law, nor shall it be deemed as consent on its part to a breach of this Agreement, nor will it constitute a waiver by Lender or be deemed to constitute a waiver of its rights to take action against any breach of this Agreement in the future. No single or partial exercise of such a right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.

Section 7.11.  Article 35 of the Security Law. To the extent the total value of Collateral is at any time less than the value of the Secured Obligations, Lender may, in its sole discretion, for the purpose of Article 35 of the Security Law, divide its loan into separate tranches and deem separate items or groups of items constituting parts of the Collateral and having a value greater than that of a tranche or tranches of that loan as severally constituting security for such tranche or tranches.

Section 7.12.  Costs and Expenses.  The Borrower shall pay or, as the case may be, reimburse Lender any amount paid by on account of, all taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the preparation and/or review execution, issue, delivery, registration or notarization of this Agreement and any other documents related to this Agreement and the reasonable fees and expenses incurred by Lender (including legal counsel fees) in connection with (i) any legal opinions required in connection with this Agreement; (ii) administration by Lender of its investments or otherwise in connection with any amendment, supplement or modification to, or waiver under, this Agreement; (iii) the registration (where appropriate) and the delivery of the evidences of indebtedness relating to the Loan Agreements and their disbursements and (iv) the costs and expenses incurred by Lender in relation to efforts to enforce or protect its rights under any Investment Documents, or the exercise of its rights or powers consequent upon or arising out of the occurrence of any Event of Default or Potential Event of Default, including legal and other professional consultants’ fees on a full indemnity basis.

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IN WITNESS WHEREOF, this Agreement is entered into by the parties, acting through their duly authorized representatives, as of the date first above written.

[ONSHORE BORROWER]

By:
Name:
Title:

[LENDER]

By:
Name:
Title:

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EXHIBIT 3

FORM OF SHARE PLEDGE AGREEMENT

Share Pledge Agreement

between

CHINDEX INTERNATIONAL, INC.

and

[LENDER]

Dated            , 200[  ]

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SHARE PLEDGE AGREEMENT

AGREEMENT is made on                             200[ ]

between

(1)	CHINDEX INTERNATIONAL, INC. (“Chindex”), a NASDAQ listed company incorporated in Delaware with its registered address [ ]; and

(2)	[LENDER] (“Lender”);

In accordance with the Property Rights Law of the People’s Republic of China, the Security Law of the People’s Republic of China, the Variation Regulations (as defined in Article 1) and other relevant laws and regulations of the People’s Republic of China.

Whereas

(A)            Chindex is one of the shareholders of [Onshore Borrower] (the “Borrower”), a company organized and existing under the laws of the People's Republic of China.

(B)            As of the date hereof, Chindex has paid US$[ ] million to the registered capital of the Borrower and thus holds [ ] % equity interest in the Borrower (the “Equity Interest”).

(C)            In accordance with the terms of the Borrower’s Articles of Association, Chindex is obligated to pay an additional US$[    ] million in registered capital (“Additional Equity Interest”)

(D)            By an agreement dated December [ ], 200[ ] (the “Loan Agreement”) between the Borrower and Lender, Lender has agreed to lend the Borrower up to [          ] ($[     ]) (the “Loan”).

(E)            It is a condition of the first Disbursement under the Loan Agreement that the parties enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants described hereafter, Chindex and Lender agree as follows:

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ARTICLE I

Definitions and Interpretation

Section 1.01.  General Definitions. Unless otherwise defined, or the context otherwise requires, terms defined in the Loan Agreement have the same meanings when used in this Agreement and the following terms have the following meanings:
"Additional Equity Interest"	the meaning given to it in Recital (C);
"Approval Authority"	the examination and approval authority for the Borrower, which as at the date hereof is the [ ];
"Capital Contribution Certificate"	any certificate(s) issued by the Borrower to Chindex from time to time in respect of Chindex’s contributions to the registered capital of the Borrower;
"Collateral"	the Equity Interest and all the right, title and interest in and to the Equity Interest;
"Default Notice"	the meaning given to it in Section 4.02;
"Equity Interest"	the meaning given to it in Recital (B);
"Secured Amounts"

at any time and from time to time all principal, interest, fees and other amounts expressed to be payable by the Borrower under the.Loan Agreement and all amounts expressed to be payable by Chindex under Section 7.02; and

"Variation Regulations"

the Certain Regulations on Variations to Equity Interests of Investors in Foreign Investment Enterprises issued by the former Ministry of Foreign Trade and Economic Cooperation and the State Administration of Industry and Commerce on May 28, 1997 and the Implementing Rules on Certain Issues of Law Application in relation to the Administration of Approval and Registration of Foreign-invested Enterprises jointly issued by the Ministry of Commerce, the State Administration of Industry and Commerce, the General Administration of Customs and the State Administration of Foreign Exchange on April 24, 2006.

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Section 1.02.  Interpretation. In this Agreement, unless the context otherwise requires:

(a)            headings are for convenience only and do not affect the interpretation of this Agreement;

(b)            words importing the singular include the plural and vice versa;

(c)            a reference to a Section, Article, Schedule or party is a reference to that Section or Article of, or that Schedule or party to, this Agreement;

(d)            a reference to a document includes an amendment or supplement to, or restatement, replacement or novation of, that document but disregarding any amendment, supplement, restatement, replacement or novation made in breach of this Agreement; and

(e)            a reference to a party to any document includes that party's successors and permitted assigns.

ARTICLE II

Pledge

Section 2.01.  Pledge.

(a)    As continuing security for the payment and discharge in full of all the Secured Amounts, Chindex hereby pledges to Lender the Collateral.

(b)            For the avoidance of doubt, the security hereby created does not create or impose upon Lender any liability or obligation to perform or fulfill any of the obligations of Chindex under or in respect of the Collateral.

Section 2.02.  Negative Pledge. Chindex hereby undertakes to Lender that, unless Lender otherwise agrees in writing, it shall not:

(a)            assign or purport to assign, transfer or otherwise deal with any interest of Chindex in the Collateral, the Additional Equity Interest or any other equity interest of Chindex in the Borrower; or

(b)            create, agree to create or permit to exist any Lien (howsoever ranking in priority) of any nature whatsoever (other than under this Agreement or arising by operation of law) on or over the Collateral, the Additional Equity Interest or any other equity interest of Chindex in the Borrower.

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Section 2.03.  Discharge.  The security hereby created shall lapse and be discharged upon the satisfaction of the following conditions: (i) the Borrower's Project Physical Completion Date has been achieved; (ii) the aggregate cash generation from the Borrower for the preceding four quarters was at least $2,5000,000; and (iii) the Peak Debt Service Ratio based on the most recent Chindex Consolidated Financial Statements is not less than 1.2

Section 2.04  Surplus.  If any amount remains after the indefeasible payment and discharge in full of all the Secured Amounts, the balance standing to the credit of Chindex shall be returned to Chindex and Lender shall at the cost of Chindex (including any cost of notarization, registration and obtaining of any Authorization from any Authority) execute and deliver to Chindex the necessary instruments to evidence the discharge of the security hereby created.

ARTICLE III

Perfection of Security

Section 3.01.  Approval. In accordance with the Variation Regulations, Chindex shall, promptly after the execution of this Agreement (and in any event within fifteen (15) days or such other statutory period required by the applicable laws of the People’s Republic of China), submit this Agreement for approval to the Approval Authority, together with all such documents as the Approval Authority may require in connection therewith, including without limitation:

(a)            a resolution of the board of directors of the Borrower substantially in the form of Schedule 1;

(b)            the Capital Contribution Certificate; and

(c)            a capital contribution verification report in respect of the Borrower issued by a registered firm of accountants in the People’s Republic of China acceptable to Lender.

Section 3.02.  Registrations.  Chindex shall promptly:

(a)            after the execution of this Agreement, procure the recording of the pledge of Chindex’s equity interest in the shareholder register of the Borrower and deliver two (2) certified copies of the relevant page of such register to Lender; and

(b)   after receiving approval of the Approval Authority (and in any event within thirty (30) days or such other statutory period required by the applicable laws of the People’s Republic of China), procure the registration of this Agreement with the [    ] Municipal Administration for Industry and Commerce and provide evidence of the completion of such registration to Lender

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Section 3.03.  Additional Capital Contributions. If, after the date of this Agreement, Chindex pays in any additional contribution to, or otherwise acquires any additional portion of, the registered capital of the Borrower, including but not limited to the Additional Equity Interest, Chindex shall promptly enter into and submit for approval and registration as required by applicable laws of the PRC such amendments or supplements to this Agreement as Lender may require with respect to such additional capital contribution or acquisition.

Section 3.04.  Further Assurances. Chindex undertakes to take whatever action (including obtaining any Authorizations, executing any documents, effecting any registrations and giving any notices, orders, instructions or directions) Lender may reasonably require for:

(a)            perfecting or protecting the security created or intended to be created by this Agreement over the Collateral; or

(b)            facilitating the realization of the Collateral or the exercise of any right, power or discretion exercisable by Lender in respect of the Collateral;

including without limitation causing the Borrower to take the following steps as contemplated in the Variation Regulations, namely:

(i)	making an application to the Approval Authority for modifications to the ownership rights of investors in the Borrower;

(ii)	submitting to the Approval Authority the Charter, together with any amendment agreements to reflect the interest of Lender in the Borrower;

(iii)	submitting to the Approval Authority copies of the original approval certificate and business license of the Borrower; and

(iv)	submitting to the Approval Authority a list of the members of the board of directors as it will be after the proposed changes to the shareholding rights of the investors in the Borrower are made.

ARTICLE IV

Enforcement

Section 4.01.  Chindex's Rights Prior to Enforcement of the Pledge. Until service of a Default Notice, Chindex shall be entitled, subject to and in a manner consistent with the provisions of this Agreement and the other Transaction Documents:

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(a)            to receive all dividends, profits or other distributions, interest and other income derived from or paid in respect of the Collateral, in each case, unencumbered by the security interest granted hereunder; and

(b)            to exercise any voting or other rights and powers attached to the Collateral, to the exclusion of Lender.

Section 4.02.  Enforcement.  The security created by this Agreement shall become enforceable by Lender immediately, during the continuance of an Event of Default, upon the service of a notice to Chindex by Lender (a “Default Notice”), and Lender shall be entitled to exercise all rights, powers and discretions in respect of the Collateral, to the exclusion of Chindex, and to take all action and pursue all remedies available to Lender at law to enforce such security, subject to obtaining all necessary Authorizations from the Approval Authority.

Section 4.03.  No Discharge. The obligations of Chindex under this Agreement shall not be discharged or impaired by:

(a)            any invalidity, unenforceability or other defect relating to the Loan Agreement or any of the other Transaction Documents or any security relating to any such documents;

(b)            any amendment to or variation of the Loan Agreement or any of the other Transaction Documents or any security relating to any such documents;

(c)            any release of or granting of time or any other indulgence to the Borrower or the other Sponsors or any third party;

(d)            any winding up, dissolution, reconstruction or reorganization, legal limitation, incapacity or lack of corporate power or authority or other circumstances of, or any change in the constitution or corporate identity or loss of corporate identity by, the Borrower or Chindex or any other Person; or

(e)            any other act, event, neglect or omission which would or might but for this Section operate to impair or discharge Chindex’s liability hereunder.

ARTICLE V

Representations and Warranties

Section 5.01.  Representations and Warranties. Chindex represents and warrants to Lender that:

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(a)            it is a company duly organized under the laws of the Delaware, United States of America and is in good standing and has the corporate power to execute and deliver this Agreement and to perform fully and completely all its obligations and liabilities hereunder;

(b)            this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligations, enforceable in accordance with the terms hereof;

(c)            the execution, delivery and performance by it of this Agreement will not violate any provision of any existing published law or regulation applicable to it or order or decree of any Authority having jurisdiction over it or of its charter documents, or of any contract, undertaking or agreement to which it is a party or which is binding upon it or any of its property or assets and will not result in the imposition or creation of any Lien (other than the Lien created hereby) on any part thereof pursuant to the provisions of any such contract, undertaking or agreement;

(d)            its contribution to the registered capital of the Borrower is fully paid in to the extent reflected in the Capital Contribution Certificate provided to Lender hereunder;

(e)            it is the sole legal and beneficial owner of the Collateral;

(f)            no Lien exists over the Collateral at the date of execution of this Agreement; and

(g)            the copy of the Charter provided to Lender prior to the date hereof is a true, complete and correct copy.

Section 5.02  Undertaking. Chindex acknowledges and agrees that it will not exercise any rights of subrogation that may accrue to Chindex arising out of the exercise by Lender of any of its rights, powers and discretions under this Agreement, and that Chindex shall have no rights of action arising out of this Agreement against the Borrower, Lender or any third party to whom the Collateral may be transferred, in each case, until the Secured Amounts have been paid and discharged in full in accordance with the terms of the Loan Agreement and this Agreement.  Chindex undertakes to Lender that it will not seek to enforce repayment or exercise any other rights or remedies of any kind against the Borrower, Lenderor any third party to whom the Collateral may be transferred which may accrue to Chindex, whether by way of subrogation or otherwise in respect of any amount due to Chindex from the Borrower until all the Secured Amounts have been paid or discharged in full in accordance with the terms of the Loan Agreement and this Agreement, and in the event of the liquidation or winding up of the Borrower, Chindex will not prove in competition with Lender on any account whatsoever in respect of any moneys owing to Chindex.

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Section 5.03.  Reliance.

 (a)            Chindex acknowledges to Lender that it has made the representations and warranties in Section 5.01 with the intention of inducing Lender to enter into the Loan Agreement; and that Lender has entered into the Loan Agreement on the basis of, and in full reliance on, each of such representations and warranties.

(b)            Chindex warrants to Lender that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

Section 5.04.  Rights and Remedies not Limited. The rights and remedies of Lender in relation to any misrepresentations or breach of warranty on the part of Chindex shall not be prejudiced:

(a)            by any investigation by or on behalf of Lender into the affairs of Chindex;

(b)            by the execution or the performance of this Agreement; or

(c)            by any other act or thing which may be done by or on behalf of Lender in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

Section 5.05.  Receipt of Moneys.  Subject to the provisions of the other Transaction Documents and Section 4.01, Chindex shall procure that all moneys received by Chindex or any other Person constituting, or arising from or in connection with, the Collateral shall be paid forthwith to Lender.

ARTICLE VI

Effectiveness

Section 6.01.  Effectiveness.  The security created by this Agreement over the Collateral shall become effective upon approval by the Approval Authority as provided in Section 3.01 and when all the registrations referred to in Section 3.02 have been duly completed.

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ARTICLE VII

Miscellaneous

Section 7.01.  Appointment of Attorney. Subject to the provisions of Section 4.01, Chindex hereby irrevocably appoints Lender as Chindex’s attorney with full power (in the name of Chindex or otherwise) to, upon the occurrence and during the continuance of an Event of Default, carry out any of Chindex's obligations hereunder, and to exercise all the rights of Chindex in connection with the Collateral and to file any claims or take any lawful action or institute any proceedings which may be necessary for the purpose of putting into effect the intent of this Agreement.  The Borrower shall ratify and confirm all things done and all documents executed by any attorney in the exercise or purported exercise of all or any of his powers pursuant to this Section 7.01.

Section 7.02.  Expenses. Chindex shall on demand pay:

(a)            all reasonable and documented costs, and all fees and expenses and taxes in connection with:

(i)            all approvals and registrations referred to in Sections 3.02 and 3.03 or otherwise incurred in connection with the perfection or protection of the security created by this Agreement; and

(ii)            the obtaining of all necessary Authorizations relating to the execution and performance by the Borrower of this Agreement; and

(b)            all expenses (including legal and out-of-pocket expenses) incurred by Lender in connection with the preservation or enforcement of any of their rights under this Agreement;
and shall keep Lender indemnified against any failure or delay in paying the same.

Section 7.03.  Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Any such communication may be delivered by hand, airmail, facsimile or established courier service to the party's address specified below or at such other address as such party notifies to the other party from time to time, and will be effective upon receipt.

For Chindex:

Chindex International, Inc.
4340 East West Highway, Suite 1100
Bethesda, Maryland 20814

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Attn:   Roberta Lipson, CEO
            Lawrence Pemble, CFO

Facsimile:      301-215-7719
                       502-427-0409

With a copy sent by e-mail to the attention of Roberta Lipson, CEO, and
Lawrence Pemble, CFO, at:

E-mail addresses:  rlipson@Chindex.com and lpemble@chindex.com

For Lender:

[                                 ]
Attention:   [                       ]

With a copy (in the case of communications relating to payments) sent to the attention of ______________________, at:

Facsimile:  [                                  ]

Section 7.04.  English Language. Any notice, request or other communication to be given or made under this Agreement shall be in the English language or, if in another language, shall, if Lender so requests, be accompanied by a translation into English satisfactory to Lender, which translation shall be the governing version between the relevant parties.

Section 7.05.  Applicable Law and Jurisdiction. (a) This Agreement is governed by and shall be construed in accordance with the laws of the People’s Republic of China.

(b)            In the event of any dispute in the interpretation or enforcement of this Agreement, Lender shall be entitled to commence a legal action in the competent Chinese court to interpret or enforce the provisions hereof.

Section 7.06.  Severability. Any provision of this Agreement which is prohibited or unenforceable by reason of any present or future law in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.07.  Successors and Assigns.  This Agreement binds and benefits the respective successors and assigns of the parties.  However, Chindex may not

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assign or delegate any of its rights or obligations under this Agreement without the consent of Lender.

Section 7.08.  Amendment. Any amendment of any provision of this Agreement shall be in writing, signed by the parties and approved by the Approval Authority.

Section 7.09.  Execution Copies. This Agreement has been written in Chinese and English in five (5) originals each, all of which constitute one and the same agreement.  Chindex shall hold two (2) sets of Chinese and English originals, Lender shall hold two (2) sets of Chinese and English originals and the remaining set of Chinese and English originals shall be submitted to the Approval Authority.  Both the Chinese and English versions shall have equal effect.

Section 7.10.  Remedies and Waivers.  No failure or delay by Lender in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of Lender.  No single or partial exercise of such right shall preclude its additional or future exercise.  No such waiver shall waive any other right under this Agreement.  All waivers or consents given under this Agreement shall be in writing.

Section 7.11.  Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement.

AS WITNESS this Agreement is entered into by the parties, acting through their duly authorized representatives, as of the date first above written.

CHINDEX INTERNATIONAL, INC.

By:
Authorized Representative

[LENDER]

By:
Authorized Representative

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